As filed with the Securities and Exchange Commission on April 14, 1999
                                          Registration No. 333-67227
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                               Amendment No. 4 to
                                   Form SB-2/A


             Registration Statement Under The Securities Act of 1933

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly: MIKE'S ORIGINAL, INC.)
                        ---------------------------------
       (Exact name of small business issuer as specified in its charter)


        Delaware                    2024                      11-3214529
        --------                    ----                      ----------
(State or Jurisdiction   (Primary Standard Industrial         (IRS Employer
of Incorporation or       Classification Code Number)     Identification Number)
   Organization)

                                          Arthur G. Rosenberg, President
                                          New Yorker Marketing Corp.
       366 N. Broadway                    366 N. Broadway
       Jericho, NY 11753                  Jericho, NY 11753
       (516) 942-8068                     (516) 942-8068
--------------------------------          --------------------------------------
(Address and telephone number of          (Name, address and telephone number of
principal executive offices and           agent for service)
principal place of business)


                                 Copies to:
 David H. Lieberman, Esq.                 Michael Beckman, Esq.
 Blau, Kramer, Wactlar & Lieberman, P.C.  Beckman, Millman & Sanders, P.C.
 100 Jericho Quadrangle, Suite 225        116 John Street
 Jericho, New York 11753                  New York, New York 10038
 (516) 822-4820                           (212) 227-6777
 (516) 822-4824 Fax                       (212) 227-1486 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]_____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [X].

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 14, 1999



Preliminary Prospectus

                                1,012,000 Shares

                           New Yorker Marketing Corp.

                                  Common Stock



     This is an offering of shares of common stock of New Yorker Marketing Corp. (formerly Mike's Original, Inc. and hereinafter referred to as "New Yorker"). New Yorker is offering to sell 700,000 shares of its common stock and certain of New Yorker's stockholders are offering to sell 312,000 shares of common stock. The number of shares offered takes into account a .20-for - one reverse stock split of New Yorker's outstanding common stock which has been approved by New Yorker's stockholders and will take effect upon the effectiveness of this offering. New Yorker will not receive any of the proceeds from the selling stockholders' sale of shares.

     New Yorker's common stock is quoted on the OTC Bulletin Board. On February 26, 1999, the last reported sale price of the common stock was $1 per share. This is the pre-reverse split price. See "Price Range of Common Stock."

Investing in the common stock involves certain risks and immediate substantial dilution in the common stock. See "Risk Factors" on page 4.

                                                                         Total Assuming Exercise of
                                                   Per Share     Total   Over-Allotment Option (1)
                                                   ---------     -----   --------------------------
    Public Price . . . . . . . . . . .             $             $       $
    Underwriting Discounts (2) . . . .             $             $       $
    Proceeds to the Company. . . . . .             $             $       $
    Proceeds to Selling Stockholders .             $             $       $

(1) This is a firm commitment offering for the 700,000 shares of common stock being offered by New Yorker. The Underwriters have a 30-day option to purchase an additional 105,000 shares of common stock solely to cover any over-allotments.
(2)  All of which is payable by New Yorker.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  FAIRCHILD FINANCIAL GROUP, INC.                    MILLENNIUM SECURITIES CORP.


                       Prospectus dated ___________, 1999

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
 New Yorker Marketing Corp.. . . . . . . . . . . . . . . . . . . . . . . . . .1
 The Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
 Summary Financial Information . . . . . . . . . . . . . . . . . . . . . . . .3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
 New Yorker may continue to be unprofitable. . . . . . . . . . . . . . . . . .4
 New Yorker will cease doing business without the proceeds of this offering. .4
 New Yorker's assets could be seized if certain debt is not paid . . . . . . .4
 New Yorker relies on one supplier for 30% of  its business. . . . . . . . . .4
 Approximately 34% of the proceeds of this offering are not specifically allocated.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
 The distribution of ice cream is very competitive . . . . . . . . . . . . . .4
 The potential acquisition of New Yorker is more difficult as a result of charter  provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
 Potential changes in control of New Yorker are limited by certain charter provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 New Yorker's charter and its option plans and warrants permit additional shares to be issued without stockholder approval. . . . . . . . . . . . . . .5
 New Yorker's stock could become "penny stock" which would make it more difficult to trade. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
 Unfavorable resolution of SEC investigation against Fairchild Financial
 Group, Inc. could adversely affect price of New Yorker's Common Stock. . . . 5


Unfavorable resolution of Florida complaint against Fairchild and certain of its employees could adversely affect the price of New Yorker's common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5


USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

PRICE RANGE OF COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . .9

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . .10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
 Forward Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . .11
 Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . .11
 Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . .13
 Impact of the Year 2000 on Information Systems . . . . . . . . . . . . . . .13

BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
 Agreement with Veryfine Products . . . . . . . . . . . . . . . . . . . . . .14
 Proposed Acquisition of Distributors . . . . . . . . . . . . . . . . . . . .14

 Principal Supplier . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
 Manufacturing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
 Distribution and Marketing . . . . . . . . . . . . . . . . . . . . . . . . .15
 Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
 Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . .16
 Trademarks and Patents . . . . . . . . . . . . . . . . . . . . . . . . . . .16
 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
 Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
 Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
 Seasonality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
 Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
 Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . .18
 Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . .19
 Option/SAR Grants in Last Fiscal Year  . . . . . . . . . . . . . . . . . . .20
 Consulting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .20
 Proposed Employment Agreements . . . . . . . . . . . . . . . . . . . . . . .20
 Stock Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
 Personal Liability and Indemnification of Directors  . . . . . . . . . . . .22

PRINCIPAL STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .24

CERTAIN TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . .28
 Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
 Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
 Private Placement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
 Certain Provisions of New Yorker Certificate of Incorporation  . . . . . . .30

SHARES ELIGIBLE FOR FUTURE SALE . . . . . . . . . . . . . . . . . . . . . . .31
 Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
  SEC Investigation Involving Fairchild. . . . . . . . . . . . . . . . . . . 34
  NASD Enforcement Action Against Fairchild. . . . . . . . . . . . . . . . . 34
  State of Florida - Administrative Proceeding Against Fairchild . . . . . . 33

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

WHERE TO FIND ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . .36

                               PROSPECTUS SUMMARY

     This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the
entire   prospectus   carefully,   including  the  risk  factors  and  financial
statements.  Information  presented throughout this prospectus gives effect to a
 .20-for-one reverse stock split of New Yorker's common stock which has been approved by stockholders and will take effect on the effectivness of this offering. This prospectus also gives effect to the .153846-for-1 reverse stock split of the common stock effective in June 1996 and the .667-for-1 reverse stock split of the common stock effective in February 1997.


New Yorker Marketing Corp.


 Offices: 366 N. Broadway, Suite 410, Jericho, New York 11753 and its telephone number is (516) 942-8068.


 The Business:      New Yorker and its predecessors initially marketed, sold and distributed Mike's Original Cheesecake Ice Cream, an all natural blend of ice cream with cheesecake ingredients. New
                    Yorker's ice cream was offered in a variety of flavors mainly to supermarkets and grocery stores and, to a lesser extent, to convenience stores and food service outlets.
                    Since March 1998, sales of New Yorker's ice cream have been nominal. In June 1998, New Yorker curtailed the sale of its ice cream and began distributing Veryfine Frozen Juice Bars under an agreement with Veryfine.


 Strategy:          Initially, New Yorker manufactured, marketed and distributed its own line of ice  cream  products.  New  Yorker  wants to change  its  operations  to  marketing  and  distributing  a variety of ice cream  products  and other  frozen  desserts, including nationally known brands of super-premium ice cream products and possibly its own ice cream products. New Yorker plans  to  change  its  operations  by  buying  distribution companies in large  metropolitan  areas.  New Yorker expects
                    these   purchases  to  provide  new  brands  and  customers,
                    distribution  expertise  and an  operations  center that can absorb any future  acquisitions.  As part of this plan,  New
                    Yorker  recently  acquired the rights to purchase the assets of New Yorker Ice Cream  Corp.  and  Jerry's  Ice Cream Co.,
                    Inc.  New Yorker Ice Cream and Jerry's Ice Cream  distribute
                    and  market  ice  cream  and  frozen   novelties   including
                    Haagen-Dazs, Good Humor, and Edy's. These companies had combined 1998 revenues of approximately $6,500,000 (See Pro
                    Forma Financial Statements). New Yorker intends to use part of the offering proceeds to buy these assets.

                           The Offering


Common Stock
 Offered by New
 Yorker.............700,000 shares
Common Stock
 Offered by the
 Selling Stock-
 holders............312,000 shares
Price Per Share of
 Common Stock.......$5.00
Shares Outstanding
 Prior to Offering..1,030,582 shares
Shares to be Out-
standing after
the Offering........2,360,582  shares.  This  includes  all  transactions  after
                    December 31, 1998 as if they occurred on that date. This does not include 334,000 shares of common stock issuable upon the exercise of outstanding stock options at an average exercise price of approximately $8.26 per share and 280,000 shares issuable upon the exercise of warrants at an exercise price of $25.00 per share. It also assumes the Underwriter does not exercise its over-allotment option, which is described in "Underwriting."


Over-allotment......Up to 105,000 shares;  if the full over- allotment option is exercised, the total public offering price will be $____, the total underwriting discount will be $____, the total proceeds to New Yorker will be $______ and the total price to the selling stockholders will be $___________.

Use of Proceeds.....New Yorker  intends to use its  portion of the  proceeds  to repay indebtedness, to acquire New Yorker and Jerry's, and for working capital and general corporate purposes.

OTC Bulletin Board
 Symbols............MIKS, MIKSW

Risk Factors........For a  discussion  of the risks you should  consider  before investing in the common stock, see "Risk Factors."

                          Summary Financial Information

     The following financial information has been derived from New Yorker consolidated financial statements included elsewhere in this prospectus. This data should be read in conjunction with those consolidated financial statements and the related notes. This prospectus gives retroactive effect to a .20-for-one reverse stock split approved by New Yorker's stockholders and which takes effect on the effectiveness of this offering. It is qualified in its entirety by New Yorker's financial statements, related notes and other financial information included elsewhere in this prospectus. The summary financial information: (a) does not include 614,000 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants at a weighted average exercise price of $15.89 per share; (b) reflects the repayment of the private placement notes with a portion of the offering proceeds; and (c) reflects the sale of 700,000 shares of common stock by New Yorker at an assumed offering price of $5.00 per share, after deducting the underwriting discount, estimated offering expenses and the application of the net proceeds as described in "Use of Proceeds," including the acquisition of two ice cream distributors and 630,000 shares of common stock issued in connection with these acquisitions. See "Financial Statements".

Statement of Operations Data:

                                  Fiscal Year Ended December 31,
                                  1998         1997         1996
                                  ----         ----         ----
Net sales                       $103,410      $384,348    $2,392,258
Net loss                     (1,113,155)    (4,502,645)   (4,050,547)
Loss per Common Share            $(1.55)       $ (8.46)     $ (12.72)
Weighted Average Common
  Shares Outstanding             725,427       532,403       318,421

Balance Sheet Data:

                                               As of December 31, 1998
                                                            Pro Forma
                                               Actual      As Adjusted
                                               ------      -----------
Total assets                                 $   311,893    $4,135,293
Current liabilities                            2,084,507     1,351,657
Long-term liabilities net of current
    portion                                         -          371,250
Stockholders' equity (deficit)                (1,772,614)    2,412,386

                                  RISK FACTORS

     Investing in New Yorker shares is very risky. You should be able to bear a complete loss of your investment . Before making an investment, you should carefully read this prospectus and consider, along with other matters discussed in this prospectus, the following risk factors:

     New Yorker may continue to be unprofitable. New Yorker has had limited revenue since its incorporation in May ,1994. For the years ended December 31, 1998, 1997 and 1996, New Yorker had net losses of $1,113,155, $4,502,645 and
$4,050,547, respectively. New Yorker recognized $103,410, $384,348 and $2,392,258 in revenue for the years ended December 31, 1998, 1997 and 1996, respectively. As of December 31, 1998, New Yorker had total assets of $311,893, a working capital deficit of $1,974,550 and stockholders' deficit of $1,772,614. New Yorker continues to experience losses and depends upon the acquisitions of New Yorker Ice Cream and Jerry's Ice Cream to continue its business. Even after these acquisitions, there is no guarantee that New Yorker will become profitable.

     New Yorker will cease doing business without the proceeds of this offering. As indicated in New Yorker's 1998 Annual Report on Form 10-KSB, its financial statements assume that it will continue as a going concern. However, New Yorker has had losses since it started operations and requires the proceeds of this offering to continue in operations. These matters raise substantial doubt about New Yorker's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     New Yorker's assets could be seized if certain debt is not paid. New Yorker presently owes a former manufacturer approximately $350,000 but has negotiated a settlement of $190,000. Pursuant to agreements, as amended, the debt to this manufacturer is secured by all of New Yorker's assets. If New Yorker doesn't pay the debt by April 10, 1999, this manufacturer could foreclose on all of New Yorker's assets which would materially adversely affect New Yorker's business plans and financial condition.

     New Yorker relies on one supplier for 30% of its business. For the years ended December 31, 1998 and 1997, approximately 30% of the combined revenues of New Yorker Ice Cream and Jerry's Ice Cream were from the sale of Haagen-Dazs products. While these companies enjoy long term relationships with Haagen-Dazs, the loss of Haagen-Dazs as a supplier could have a material adverse effect upon the business of New Yorker and Jerry's.

     Approximately 34% of the proceeds of this offering are not specifically allocated. New Yorker expects to use approximately $1,070,000 of the net proceeds from this offering to purchase all of the assets of New Yorker Ice Cream and Jerry's Ice Cream and $491,600 to repay certain indebtedness. New Yorker expects to use the balance of the proceeds for general corporate purposes, including working capital and capital expenditures in the operations of New Yorker Ice Cream and Jerry's Ice Cream. Consequently, New Yorker's management will have broad discretion to allocate the proceeds of the offering, and the amounts actually expended for working capital or capital expenditures may vary significantly depending on a number of factors, including the amount of cash generated or used by New Yorker's operations.

     The distribution of ice cream is very competitive. New Yorker's business is highly competitive. There are also several other distributors of ice cream and related products which compete with New Yorker Ice Cream and Jerry's Ice Cream in the New York Metropolitan area. Many companies who are or will be New
Yorker's competitors are well established and have much more money and other resources than New Yorker.

     The potential acquisition of New Yorker is more difficult as a result of charter provisions. Certain provisions of Delaware law and New Yorker's certificate of incorporation and by-laws could make more difficult a merger, tender offer or proxy contest involving New Yorker, even if those events could benefit New Yorker stockholders. These provisions could limit the price that certain investors might be willing to pay in the future for shares of New Yorker common stock or preferred stock.

     Potential changes in control of New Yorker are limited by certain charter provisions. New Yorker's certificate of incorporation permits the Board of Directors to issue up to 500,000 shares of preferred stock. The Board of Directors can issue the preferred stock without stockholder approval and may determine the terms of the preferred stock. The issuance of preferred stock could have the effect of delaying or preventing someone from taking control of New Yorker.

     New Yorker's charter and its option plans and warrants permit additional shares to be issued without stockholder approval. After this offering, New Yorker will have approximately 16,875,418 shares of common stock authorized but unissued and not reserved for specific purposes, an additional 334,000 shares and 280,000 shares of common stock unissued but reserved for issuance under New Yorker option plans and warrants, respectively. All of such shares may be issued without any action or approval by New Yorker stockholders. Any issuance of these additional shares of common stock would further dilute the percentage ownership of New Yorker held by the investors in this offering.

     New Yorker's stock could continue to be "penny stock" which would make it more difficult to trade. The SEC has adopted rules that regulate broker-dealer practices in transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information regarding transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer to deliver to the customer a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with other information. The penny stock rules require that prior to a transaction in a penny stock, the broker-dealer must determine in writing that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. New Yorker common stock is currently trading at less than $5.00 per share. If it becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their common stock.

     Unfavorable resolution of SEC investigation against Fairchild Financial Group, Inc. could adversely affect price of New Yorker's Common Stock. New Yorker has been advised by Fairchild Financial Group, Inc. ("Fairchild") that the SEC has issued a formal order directing a private investigation by the staff of the SEC involving Fairchild and certain other persons. An unfavorable resolution of the SEC investigation concerning the sales and trading activities and practices of such underwriter could have the effect of limiting or curtailing the underwriter's ability to continue making a market in New Yorker's securities in which case the market for and liquidity of New Yorker's securities may be adversely affected.


     Unfavorable resolution of Florida complaint against Fairchild and certain of its employees could adversely affect the price of New Yorker's common stock. New Yorker has been advised by Fairchild that the State of Florida has issued a complaint against Fairchild and certain of its employees. An unfavorable resolution of the Florida complaint concerning the sales and business practices of such underwriter could have the effect of limiting or curtailing the underwriter's ability to continue making a market in New Yorker's securities in which case the market for the liquidity of New Yorker's securities may be adversely affected.

                                 USE OF PROCEEDS

     The net proceeds to New Yorker from the sale of the common stock offered by the prospectus (after deducting underwriting discounts and estimated offering expenses) are estimated to be $2,800,000 ($3,256,750 if the Underwriter's over-allotment is exercised in full). New Yorker will not receive any of the proceeds of the sale of common stock by the selling stockholders. New Yorker intends to use its proceeds substantially as follows:

                                                       Approximate    Approximate
            Application of Proceeds                       Amount       Percentage
            -----------------------                    -----------    -----------
Repayment of Indebtedness  . . . . . . . . . . . . .   $   779,288         27.8%
Acquisition of the assets of New Yorker
  Ice Cream. . . . . . . . . . . . . . . . . . . . .       715,000         25.5
Acquisition of the assets of Jerry's Ice Cream . . .       255,000          9.1
Acquisition of inventory from New Yorker
  Ice Cream and Jerry's Ice Cream. . . . . . . . . .       100,000          3.6
Working capital  . . . . . . . . . . . . . . . . . .       950,712         34.0
                                                       -----------        ------
                                                       $ 2,800,000        100  %
                                                       ===========        ======

    New Yorker intends to use approximately $390,000 of the proceeds of this offering to repay its 12% private placement notes on the closing of this offering, $76,600 to repay non-interest bearing loans due March, 1999 by Michael Rosen and Elizabeth Pilossoph pursuant to a settlement agreement, $25,000 to repay 6% demand loans by Annette Cantor, $190,000 to settle its outstanding indebtedness to Penn Traffic, $97,688 to satisfy an outstanding judgment of J.
W. Messner, $715,000 to purchase all of the assets of New Yorker Ice Cream and $255,000 to purchase all of the assets of Jerry's Ice Cream. New Yorker expects to use the balance of the proceeds of the offering for general corporate purposes, including working capital and capital expenditures. New Yorker presently anticipates this balance to fund current operations through a substantial portion of calendar 1999, including inventory purchases, acquisition of freezers and trucks and purchasing related computer hardware and software to expand the operations. See "Business --Acquisition of Distributors."

    Pending  use of the  proceeds  from this  offering as set forth  above,  New
Yorker  may  invest  all  or  a  portion  of  such   proceeds   in   short-term,
interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in major banks.

                                    DILUTION


     As of December 31, 1998, the net negative tangible book value, of New Yorker was ($1,773,729) or ($1.72 ) per share of common stock. Net negative tangible book value per share represents the amount by which the liabilities exceed the amount of total tangible assets divided by 1,030,582, the number of shares of common stock outstanding on December 31, 1998 . See "Capitalization". Thus, as of December 31, 1998, net tangible book value per share of common stock owned by New Yorker current stockholders would have increased by $2,800,00 or $2.10 per share after giving effect to this offering without any additional investment on their part and the purchasers of the common stock offered hereby would have incurred an immediate dilution of $4.27 per share from the offering price. The following table illustrates this per share dilution:

Public Offering price per share of
   Common Stock Offered hereby . . . . . . . . . . . . . . .               $5.00
Net tangible book value per share before offering. . . . . .       (1.72)
Increase per share attributable to new investors (1) . . . .        2.10
Increase per share attributable to acquisition (2) . . . . .         .35
Adjusted net tangible book value per share
  after this offering. . . . . . . . . . . . . . . . . . . .              $  .73
                                                                          ------
Dilution per share to new investors. . . . . . . . . . . . .              $ 4.27
                                                                          ======

    The following table summarizes the relative investments of investors pursuant to this offering and the current stockholders of New Yorker:

                                     Common Shares                                             Average
                                        Acquired                  Total Consideration          Price
                                 Number             Percent       Amount          Percent      Per Share
                                 ------             -------       ------          -------      ---------
Current Stockholders            1,030,582             43.7%    $12,209,029          64.7%        $11.85
Purchasers of Common Shares
    in the Offering               700,000(1)          29.7%     $3,500,000          18.6%         $5.00
Shares issued in connection with
    acquisitions                  630,000(2)          26.6%     $3,150,000          16.7%        $ 5.00
                                ---------            -----     -----------         -----         ------
     Total                      2,360,582            100.0%    $18,859,029         100.0%
                                ---------            -----     -----------         -----

--------
(1) Assumes no exercise of the Underwriters' over-allotment option. See "Underwriting".
(2) Gives effect to the issuance simultaneously with the closing of this offering of 130,000 shares as partial payment for the acquisition of New Yorker, 34,000 shares as partial payment for the acquisition of Jerry's, 300,000 shares to an unrelated third party as a finder's fee in connection with the acquisition of New Yorker and Jerry's and 166,000 shares for services rendered.

     If the over-allotment option is exercised in full, the new common stock investors will have paid $4,025,000 and will hold 805,000 shares of common stock, representing 20.8% of the total consideration and 32.6% of the total number of outstanding shares of common stock. See "Description of Securities" and "Underwriting".

                                 CAPITALIZATION

     The following table sets forth the cash and capitalization of New Yorker as of December 31, 1998 and pro forma capitalization as adjusted which gives effect to the consummation of this offering as if it occurred on December 31, 1998 after giving retroactive effect to the .20 to 1 proposed stock split. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. The table reflects the sale of 700,000 shares of common stock by New Yorker at an assumed offering price of $5.00 per share and the application of the net proceeds as described in "Use of Proceeds", including the acquisition of New Yorker Ice Cream and Jerry's Ice Cream and the issuance of 630,000 shares of common stock in connection with these acquisitions.

                                                                            December 31, 1998
                                                                     -------------------------------
                                                                                        Pro Forma
                                                                         Actual        As Adjusted
                                                                         ------        -----------
Cash and cash equivalents                                                $19,166        $1,257,566
                                                                     -------------------------------


Accounts payable and accrued expenses                                    670,205           320,205
Notes payable to related parties                                         346,586           149,986
Other accrued liabilities                                                157,473           157,473
Current portion long-term debt                                           910,243           723,993
                                                                     -------------------------------
Total short-term liabilities                                           2,084,507         1,351,657
                                                                     -------------------------------
Long-term notes payable                                                                    371,250
                                                                     -------------------------------
Stockholders' equity (deficit):
  Preferred Stock $.01 par value; 500,000 shares
      authorized, no shares issued or outstanding
     (actual, pro forma and pro forma as adjusted)
  Common Stock, $.001 par value; 20,000,000 shares
     authorized, 1,030,582 shares (actual) and
     2,360,582  (pro forma as adjusted)                                    1,031             2,361
  Additional paid-in capital                                          11,510,758        17,459,428
  Deferred financing costs                                            (1,029,600)               --
 Accumulated deficit                                                 (12,254,803)      (15,049,403)
                                                                     -------------------------------
 Total stockholders' equity (deficit)                                 (1,772,614)        2,412,386
                                                                     -------------------------------
  Total capitalization                                               ($1,772,614)        2,783,636
                                                                     -------------------------------


                           PRICE RANGE OF COMMON STOCK


     New Yorker's common stock has traded on the OTC Bulletin Board under the symbol "MIKS" since July 31, 1997. The following table sets forth the high and low closing prices for the common stock for the periods indicated. The prices do not give effect to a .20-to-one reverse stock split which shall commence trading at the adjusted price on the effectiveness of this offering.

                                                 High           Low
                                                 ----           ---
     1999
     First Quarter (through
      February 26, 1999) . . . . . . . . .       $1 1/8         $3/8

     1998
     Fourth Quarter. . . . . . . . . . . .        1              3/8
     Third Quarter . . . . . . . . . . . .        1 5/32         5/8
     Second Quarter. . . . . . . . . . . .        2 5/8          3/4
     First Quarter . . . . . . . . . . . .        4 1/2        2 1/4

     1997
     Fourth Quarter. . . . . . . . . . . .        5 11/16      2 9/16
     Third Quarter . . . . . . . . . . . .       12            5 1/8

     As of February 26, 1999, there were approximately 195 holders of record of the common stock. On February 26, 1999, the closing sales price of New Yorker common stock was $1.00 per share.



                                 DIVIDEND POLICY

    New Yorker has never declared or paid any cash dividends. New Yorker currently does not intend to pay cash dividends in the foreseeable future on the shares of common stock. Management intends to reinvest any earnings in the development and expansion of New Yorker business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by the Board of Directors of New Yorker, based upon the Board's assessment of :

             .    the financial condition of New Yorker;
             .    earnings;
             .    need for funds;
             .    capital requirements;
             .    prior  claims of  preferred  stock to the  extent  issued  and
             .    outstanding; and other factors, including any applicable laws.

    Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                             SELECTED FINANCIAL DATA

     The following selected financial information concerning New Yorker, other than the pro forma as adjusted balance sheet and statement of operations data, has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the notes thereto. This prospectus gives retroactive effect to a .20 for one reverse stock split approved by New Yorker's stockholders and which takes effect on the effectiveness of this offering. It is qualified in its entirety by New Yorker's financial statements, related notes and other financial information included elsewhere in this prospectus. The selected financial data: (a) does not include 614,000 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants at a weighted average exercise price of $15.89 per share; (b) reflects the repayment of the private placement notes with a portion of the offering proceeds; and (c) reflects the sale of 700,000 shares of common stock by New Yorker at an assumed offering price of $5.00 per share, after deducting the underwriting discount, estimated offering expenses and the application of the net proceeds as described in "Use of Proceeds," including the acquisition of two ice cream distributors and 630,000 shares of common stock issued in connection with these acquisitions. See "Financial Statements".

Statement of Operations Data:

                                      Fiscal Year Ended December 31,
                                  1998               1997         1996
                                  ----               ----         ----
Net sales                       $103,410            $384,348    $2,392,258
Net loss                     (1,113,155)         (4,502,645)   (4,050,547)
Loss per Common Share            $(1.55)            $ (1.69)      $ (2.54)
Weighted Average Common
  Shares Outstanding             725,427           2,662,013     1,592,106

Balance Sheet Data:

                                             As of December 31, 1998
                                                          Pro Forma
                                              Actual     As Adjusted
                                              ------     -----------
Total assets                               $   311,893   $4,135,293
Current liabilities                          2,084,507    1,351,657
Long-term liabilities net of current
    portion                                       -         371,250
Stockholders' equity (deficit)              (1,772,614)    2,412,386

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the historical financial statements of New Yorker included elsewhere in this prospectus.

Forward Looking Statements.

     Some of the statements in this Prospectus discuss future expectations, contain projections of results of operations or financial condition or contain other forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions identify forward-looking statements. Forward-looking statements are based on the beliefs of New Yorker's management, as well as assumptions made by and information currently available to New Yorker's management. Such statements reflect the current views of New Yorker with respect to future events and are subject to risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of New Yorker. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to: competitive factors and pricing pressures; relationships with its manufacturers; distributors and vendors; legal and regulatory requirements; general economic conditions; and other risk factors which may be described in New Yorker's future filings with the Commission. New Yorker does not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

     All written and oral forward-looking statements by New Yorker or persons acting on its behalf are expressly qualified by this paragraph.

Results of Operations

Years Ended December 31, 1998 and December 31, 1997

     New Yorker's sales for the years ended December 31, 1998 and 1997 were $103,410 and $384,348 respectively, a decrease of 73%. This decrease resulted from the limited operations of New Yorker and limited capital. In May 1998 New Yorker introduced Veryfine frozen juice bars and sales did not meet expectation. The limited available capital created difficulty in getting the product introduced into the marketplace.

     New Yorker experienced a gross loss in the years ended December 31, 1998 and 1997. For the year ended December 31, 1998 the loss increased to $333,047 from the 1997 level of $66,850 primarily due to raw ingredients and excess packaging that had to be discarded. The decrease in gross profit dollars is primarily attributable to the decline in net sales and gross profit percentage. Gross profit as a percentage of net sales declined partly as a result of higher raw material costs and the very limited volume.

     General and administrative expenses (G&A) for the years ended December 31, 1998 and December 31, 1997 were approximately $760,000 and $2,177,000 respectively. The major components of these expenses for the year ended December 31, 1998 were payroll and related taxes of $139,000, professional fees of $183,000, director's expense of $144,000 (of which $128,000 was paid in Common Stock) and legal fees of $84,000. The major components of these expenses for the year ended December 31, 1997 were payroll and related taxes of $399,000, legal and accounting fees of $597,000 and consulting fees of $948,000 (of which $855,000 was paid in Common Stock). The shares issued during the year ended December 31, 1997, though restricted securities, were valued by New Yorker at $1,311,000, based upon 25% discounts from the; Initial Public Offering price on transactions occurring prior to the IPO and the closing bid price on the date authorized for transactions occurring after the IPO.

     Selling and shipping expenses for the years ended December 31, 1998 and December 31, 1997 were approximately $32,000 and $724,000 and respectively. The sharp decline for the 1998 period was primarily due to New Yorker's limited operations and low volume.

     Interest expense, net of interest income for the years ended December 31, 1998 and December 31, 1997 were $167,000 and $1,506,000 respectively. The primary expense in 1998 was associated with the issuance of private placement notes. The notes were part of a sale of units with each unit consisting of a $50,000 12% note and 200,000 shares of Common Stock. In the year ended December 31, 1997, $169,000 of the net interest cost was attributable to the conversion of open accounts payable into interest-bearing accounts, and additional borrowings from related parties and other creditors. These additions to interest-bearing obligations began in mid 1996 and continued in 1997 until completion of New Yorker's Initial Public Offering. The remainder of interest charges for the years December 31, 1997 resulted from non-cash imputed interest charges of $1,327,000 primarily in connection with the issuance of Common Stock to New Yorker's manufacturer, and the issuance of convertible debt and/or warrants to lenders, including vendors. The imputed interest charges attributable to the shares issued and issuable to these various creditors in 1997 were charged to operations in the period the shares or convertible securities were initially issued. The shares, though restricted securities, were valued by New Yorker based upon a 25% discount from the Initial Public Offering price.

     Net loss for the years December 31, 1998 and 1997 amounted to $1,113,000 and $4,503,000 respectively. The primary reason for the net loss in 1998 was the low volume created by the limited operations. The primary reason for the net loss in 1997 was due to the lack of volume from the absence of distributors, the lack of cash flow through the date of the initial public offering and the high interest cost associated with the high debt levels prior to the offering.

Seasonality

     New Yorker typically experiences more demand for its products during the summer than during the winter.

     The ice cream industry generally experiences its highest volume during the spring and summer months and the lowest volume in the winter months. In this regard, according to statistics published by the International Ice Cream Association, 35.5% of sales of novelty ice cream products and 29.5% of sales of packaged ice cream products were made during the third quarter (July -
September) of calendar 1996 while only 18.0% of sales of novelty ice cream products and 22.4% of sales of packaged ice cream were made during the first quarter (January - March) of calendar 1996.

Liquidity and Capital Resources

     New Yorker's cash requirements have been significantly exceeding its resources due to the limited operations of New Yorker. At December 31, 1998 New Yorker had a working capital deficit of $1,974,550. It is anticipated that the collection of receivables and the net proceeds of $355,000 from New Yorker's recent private placement should sustain New Yorker until an additional offering of securities can be accomplished. While New Yorker has filed a registration statement with the Securities and Exchange Commission covering a secondary offering of securities, there are no assurances that such additional offering of securities can be accomplished. If the offering of additional securities is successful, New Yorker plans to close the two acquisitions currently under contract with New Yorker and may seek additional acquisitions to continue the shift of New Yorker's business to more of a distributorship rather than a manufacturer. These acquisitions and additional financing are anticipated to generate sufficient cash flow to meet New Yorker needs for the balance of the year. The failure of New Yorker to complete this secondary offering would require New Yorker to seek other financing in order to continue as a going concern and New Yorker has no alternative plans for financing. See "Description of Securities - Private Placement," "Use of Proceeds" and "Business Acquisitions of Distributors."

Impact of the Year 2000 on Information Systems

     The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     New Yorker is not expected to be affected by Year 2000 as it does not rely on date-sensitive software or affected hardware. New Yorker's current accounting and other systems were purchased "off-the-shelf". New Yorker intends to timely update its accounting and other systems which are determined to be affected by Year 2000 by purchasing Year 2000 compliant software and hardware available from retail vendors at reasonable cost.

     New Yorker has not yet  contacted  other  companies  on whose  services New
Yorker depends to determine whether such companies' systems are Year 2000 compliant. If the systems of New Yorker or other companies on whose services New Yorker depends, including New Yorker's customers, are not Year 2000 compliant, there could be a material adverse effect on New Yorker's financial condition or results of operations.

                                    BUSINESS

General

     According to the International Ice Cream Association, ice cream was part of a $10.5 billion nationwide frozen dessert industry in 1995 and has wide appeal, with over 93% of households in the United States consuming these products. From its inception, New Yorker marketed, sold and distributed Mike's Original
Cheesecake Ice Cream, an all natural blend of ice cream with cheesecake ingredients. This product line was offered in a variety of flavors mainly to supermarkets and grocery stores and also, to a lesser extent, to convenience stores and food service outlets. Since March 1998, sales of Mike's Original Cheesecake Ice Cream have been nominal. In June 1998, New Yorker curtailed the sale of its ice cream and began distributing Veryfine Frozen Juice Bars under an agreement with Veryfine.

     Initially, New Yorker manufactured, marketed and distributed its own line of ice cream products. New Yorker wants to change its operations to marketing and distributing a variety of ice cream products and other frozen desserts, including nationally known brands of super-premium ice cream products and possibly its own ice cream products. New Yorker plans to change its operations by buying distribution companies in large metropolitan areas. New Yorker expects these purchases to provide new brands and customers, distribution expertise and an operations center that can absorb any future acquisitions. As part of this plan, New Yorker recently acquired the rights to purchase the assets of New Yorker Ice Cream Corp. and Jerry's Ice Cream Co., Inc. New Yorker Ice Cream and Jerry's Ice Cream distribute and market of ice cream and frozen novelties including Haagen-Dazs, Good Humor, and Edy's. These companies had combined 1998 revenues of approximately $6,500,000 (See Pro Forma Financial Statements). New Yorker intends to use part of the offering proceeds to buy these assets.

     New Yorker was incorporated in New York in March 1993, reincorporated in Delaware in May 1994 and changed its name from Mike's Original, Inc. to New Yorker Marketing Corp. in March 1999. It maintains its principal offices at 366 N. Broadway, Jericho, New York 11753 and its telephone number is (516) 942-8068.

Agreement with Veryfine Products

     New Yorker entered into a license agreement with Veryfine Products, Inc. effective April 1, 1998 for the sale of Veryfine Frozen Juice Bars. The agreement grants New Yorker's wholly-owned subsidiary, New Yorker Frozen Desserts, Inc., an exclusive license to manufacture and sell frozen juice bars in certain flavors, sizes and packaging for a two year period in the New York Metropolitan area, including Nassau, Suffolk, Westchester, Putnam and Rockland counties, and certain counties in New Jersey and in the State of Connecticut. New Yorker has the right to manufacture these products at facilities it designates under quality assurance procedures established by Veryfine. These products have been manufactured in the Fieldbrook facility in Buffalo, New York and New Yorker has been selling these products since June 1998. The license agreement also prohibits New Yorker from manufacturing or selling any other branded frozen juice bar.

Proposed Acquisition of Distributors

     New Yorker will be using a portion of the proceeds of this offering to purchase the assets of New Yorker Ice Cream and Jerry's Ice Cream, two full service distributors and marketers of ice cream and frozen novelties. In July 1998, Multi Venture Partners Ltd. assigned to New Yorker all of its right, title and interest under certain purchase agreements to acquire the assets of New Yorker and Jerry's. These agreements, which have since been amended, provide for an aggregate purchase price of approximately $2,500,000, of which

          .    $970,000 is payable in cash at closing,
          .    $820,000 is payable in restricted common stock at closing,
          .    $200,000  is  payable  over six  months at an 8% annual  interest rate; and
          .    $495,000  is  payable  over four  years at an 8% annual  interest rate.

     Each agreement further provides: (i) for a price guarantee on the common stock issued at closing which is exercisable by the purchaser eighteen months from the closing date; and (ii) that New Yorker can call all or part of such common stock at any time during such eighteen month period, at the closing price of the common stock on the closing date of the acquisition.

     At closing Mr. Ted Ketsoglou, the principal of New Yorker Ice Cream and Mr. Gerald Schneider, the principal of Jerry's Ice Cream, will become directors and officers of New Yorker and will be employed by New Yorker pursuant to written employment agreements. See "Management - Proposed Employment Agreements."

     Some of the products currently being distributed by New Yorker Ice Cream and Jerry's Ice Cream are Haagen Dazs, Good Humor, Baskin Robbins, Snickers, Edy's, Veryfine Juice Bars and American Classics. New Yorker Ice Cream and Jerry's Ice Cream own in the aggregate approximately 2,000 freezers which they have placed in approximately 1,500 locations throughout the New York
Metropolitan area, including Connecticut and New Jersey. The institutions serviced by these companies include grocery stores, bodegas, restaurants, delicatessens, supermarkets, parks, beaches and airports. Their combined revenues for the year ended December 31, 1998 were approximately $6,500,000.

Principal Supplier

     For the year ended December 31, 1997 and 1998 approximately 30% of the combined revenues of New Yorker Ice Cream and Jerry's Ice Cream were from the sale of Haagen-Dazs products. While these companies enjoy long term relationships with Haagen-Dazs, the loss of this company as a supplier could have a material adverse effect upon the business of New Yorker and Jerry's.


Manufacturing

     New Yorker's products are presently manufactured by Fieldbrook Farms, an independent FDA approved facility located in Buffalo, New York, under a two-year exclusive manufacturing agreement expiring in March 1999. The manufacturing agreement, dated as of March 20, 1997, provides that Fieldbrook shall be the exclusive supplier of all products manufactured by Fieldbrook and distributed by New Yorker east of the Mississippi River for a period of two years.

     The products distributed by New Yorker Ice Cream and Jerry's Ice Cream are manufactured either by the ice cream company themselves, i.e., Haagen Dazs, or by third party manufacturers, and sold to New Yorker and Jerry's.

Distribution and Marketing

     New Yorker, through its officers, consultants and other representatives, currently markets the Mike's Original products on a very limited basis through supermarkets, grocery stores, convenience stores and food service outlets. While New Yorker incurred substantial promotional expenses for freezer space in connection with entering new markets, maintaining existing markets, entering new retailers and maintaining shelf space in existing retailers, it has received no assurance that these retailers will continue to allocate freezer space for New Yorker's products even after the payment of these fees and, in fact, substantially all of the supermarkets have discontinued selling New Yorker's products.

     New Yorker Ice Cream and Jerry's Ice Cream employees primarily distribute their products to grocery stores, bodegas and restaurants in their own trucks. New Yorker Ice Cream and Jerry's Ice Cream have placed their own freezers at these locations at no expense to the store owner. New Yorker Ice Cream and Jerry's Ice Cream currently have placed approximately 2,000 freezers in approximately 1,500 locations in the New York City Metropolitan area.

Competition

     In the distribution of products, New Yorker Ice Cream and Jerry's Ice Cream compete with many distributors in the New York City Metropolitan area, several of which have greater financial and other resources. In order to maintain and increase its market position, New Yorker and Jerry's must maintain the condition of their freezers, effectively compete in the selling price of their products, and seek additional locations for freezers.

Government Regulation

     New Yorker is subject to regulation by various governmental agencies regarding the distribution and sale of food products, including the FDA and various state agencies. New Yorker believes that its marketing and distributing operations comply with all existing applicable laws and regulations.

     New Yorker cannot predict the impact of possible changes that may be required in response to future legislation, rules or inquiries made from time to time by governmental agencies. FDA regulations may, in certain circumstances, affect the ability of New Yorker, as well as others in the industry, to develop and market new products. However, New Yorker does not presently believe that existing applicable legislative and administrative rules and regulations will have a significant impact on its operations.

Trademarks and Patents

     New Yorker owns registered trademarks and service marks under the names "Mike's Original ", "GRAMWICH " and "Graham Cracker Delight ". New Yorker has common law trademarks for "Strawberry Fantasy ", "Chocolate Tidbits ", Sorbet Blends , Raspberry Romance and Lemon Lace . New Yorker does not believe that any of these trademarks are material, either individually or collectively, to New Yorker's planned operations.

     All trademarks and service marks appearing in this prospectus that do not relate to New Yorker products are the property of their respective holders.

Insurance

     New Yorker's business exposes it to potential liability which is inherent in the marketing and distribution of food products. New Yorker currently maintains $2,000,000 of product liability insurance. New Yorker also maintains $1,000,000 of general and personal injury insurance per occurrence and $5,000,000 in the aggregate. Any product liability judgement against New Yorker which is not covered by insurance could have a material adverse effect on New Yorker's business and prospects.

Employees

     New Yorker currently employs two part-time persons, who serve in administrative capacities. New Yorker Ice Cream and Jerry's Ice Cream employ an aggregate of approximately 30 full-time persons, of whom approximately 5 are in executive and administrative operations and approximately 25 in warehouse, selling and distribution. None of the employees are represented by a labor union. New Yorker, New Yorker Ice Cream and Jerry's Ice Cream consider their relationships with their employees to be satisfactory.

Properties

     On October 1, 1998, New Yorker signed a month-to-month lease for office space in Jericho, New York at a monthly rental of $650. This office will serve as the corporate office of New Yorker until such time as New Yorker and the planned acquisitions can be relocated to an appropriate facility.

Seasonality

     The ice cream industry generally experiences its highest volume during the spring and summer months and the lowest volume in the winter months. In this regard, according to statistics published by the International Ice Cream Association, 35.5% of sales of novelty ice cream products and 29.5% of sales of packaged ice cream products were made during the third quarter (July -
September) of calendar 1996 while only 18.0% of sales of novelty ice cream products and 22.4% of sales of packaged ice cream were made during the first quarter (January - March) of calendar 1996.

Legal Matters

     J.W. Messner, Inc. v. New Yorker Marketing Corp. On May 22, 1997, the parties entered into a stipulation of settlement in this action pending in the Supreme Court of New York, Nassau County, wherein New Yorker agreed to pay J. W. Messner, New Yorker's former advertising agent, the sum of $125,936, in three installments as follows: $40,000 on June 30, 1997; $42,968, plus accrued interest, on or before June 30, 1998; and $42,968, plus accrued interest, on or before December 31, 1998. Only the $40,000 due on June 30, 1997 has been paid. On January 30, 1999, a default judgment in the amount of $97,688 was entered against New Yorker.

     Universal Folding Box Co., Inc. v. New Yorker Marketing Corp., et al. On April 2, 1998, New Yorker was served with a complaint in an action pending in the Supreme Court of New York, Nassau County and seeks damages in the amount of $82,037, arising from New Yorker's alleged failure to pay for certain inventory purchased. New Yorker has filed an answer in this action. In December, 1998, the parties submitted the case to non-binding arbitration in which the arbitrator recommended that New Yorker pay Universal Folding $30,000. New Yorker disputes the non-binding arbitrator's recommendation and has filed a request for trial.

     Lee's Marketing Services, Inc. v. New Yorker Marketing Corp. On December 16, 1998, Lee's Marketing commenced an action against New Yorker in the Circuit Court, Jo Daviess County, Illinois, seeking $128,354 arising from coupon processing services allegedly performed for New Yorker in 1996. New Yorker intends to deny the allegations in the complaint and to vigorously defend this action and intends to file an answer in March 1999.

     Except as set forth above, New Yorker is not involved in any material pending legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

     The By-Laws of New Yorker provide for a Board of Directors of between three and nine members classified into three classes as nearly equal in number as possible, whose terms expire in successive years.

     The directors and executive officers of New Yorker are as follows:

        Name                 Age    Position(s) with New Yorker
        ----                 ---    ---------------------------
     Arthur G. Rosenberg     61     President and Director
     Marc P. Palker          47     Secretary
     Frederic D. Heller      60     Director
     Myron Levy              56     Director

     Arthur G. Rosenberg, Esq. has been a director of New Yorker since September 1995 and President since September 1, 1998. Mr. Rosenberg has been the Vice President of Acquisitions for The Associated Companies, a real estate developer, in Bethesda, Maryland since June 1987 and is a principal of Millennium Development Group, LLC, a real estate developer in Frederick, Maryland. Mr. Rosenberg is an attorney admitted to practice in the State of New York and has practiced law for over 30 years. Mr. Rosenberg is a director of Phar-mor Inc., which operates a chain of retail drug stores.

     Marc  P.  Palker  has  been a  financial  consultant  to New  Yorker  since
December, 1997 and Secretary of New Yorker since September 1, 1998. From January, 1997 to the present, Mr. Palker has been an independent financial consultant. From February, 1989 through December, 1996 Mr. Palker was Chief Financial Officer of Firetector Inc. a publicly owned business involved in the design, manufacture and service of life safety communications equipment. From 1994 through 1995, Mr. Palker served as National Vice President of the Institute of Management Accountants. Mr. Palker is a Certified Management Accountant.

     Frederic D. Heller was Vice President of Finance and director of New Yorker from January 1997 until November 14, 1997 when he resigned as an officer of New Yorker. Since November 1997, Mr. Heller has been Chief Financial Officer of J & W Management Corp., a commercial real estate management company. Mr. Heller is a CPA licensed in the State of New York for over the last ten years. Prior to joining New Yorker, from November 1994 through January 1997, he practiced as an independent financial consultant including rendering such services to New Yorker in that capacity from August 1996 to January 1997. From September 1992 through October 1994, Mr. Heller was Vice President of Finance and director of Vasomedical, Inc., formerly Future Medical Products, Inc., a publicly owned business involved in the merchandising of certain medical technology. From October 1990 through September 1992, Mr. Heller was president and chief operating officer of FDH Enterprises, Inc., a company rendering financial consulting services to business clients.

     Myron Levy has been a director of New Yorker since July 1997. Since June 1993, Mr. Levy has been President of Herley Industries, Inc., a publicly owned designer and manufacturer of flight instrumentation products. From May 1991 to June 1993, Mr. Levy served as Executive Vice President and Treasurer of Herley Industries, Inc. Mr. Levy also has been a director of Herley since 1992.

     New Yorker's Board of Directors is classified into three classes. The directors in each class serve for three-year terms. Arthur G. Rosenberg is a member of Class I which serves until New Yorker's 1998 Annual Meeting of Stockholders. Myron Levy is a member of Class II which serves until New Yorker's 1999 Annual Meeting of Stockholders. Frederic D. Heller is a member of Class III which serves until New Yorker's 2000 Annual Meeting of Stockholders. Directors who are not employees of New Yorker receive no cash compensation for their services to New Yorker as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. All members of the Board of Directors are eligible to participate in New Yorker's stock option plans. Each director attended or participated in at least 75% of the meetings of the Board of Directors during his tenure in fiscal 1998.

Executive Compensation

     The following table sets forth the cash and other compensation paid or accrued by New Yorker during the year ended December 31, 1998 and 1997 to New Yorker's Chief Executive Officer. Michael Rosen ceased to be New Yorker's Chief Executive Officer effective in May 1998. No other executive officer earned over $100,000 in any fiscal year.

                                                                   Long Term
                                  Annual Compensation             Compensation
                        -----------------------------------------  Securities
Name and                                             Other Annual  Underlying    All  Other
Principal Position      Year      Salary    Bonus  Compensation(2)  Options    Compensation
------------------      ----      ------    -----  --------------  ----------- ------------
Michael Rosen           1998   $   36,458      -           -           -              -
 Chairman of the Board, 1997       98,083      -           -       10,000(3)          -
 President, Chief       1996      112,250(1)   -           -       40,000(3)          -
 Executive Officer

----------
(1) Does not include an aggregate of $89,565 of salary which was accrued and not paid to Mr. Rosen during the period from inception through September 30, 1996, to which Mr. Rosen has waived all rights.
(2) The value of all perquisites provided to New Yorker's officers did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.
(3) Represents ten-year options granted in May 1996 and September 1996 pursuant to New Yorker's 1995 Long Term Incentive Plan.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth all stock options granted to the executive officers named in the Executive Compensation table during the fiscal year ended December 31, 1998 and 1997.

                                           Individual Grants
                   ---------------------------------------------------------------

                   Number of         % of Total
                   Securities        Options/SARS
                   Underlying        Granted to        Exercise or
                   Options/SARS      Employees in      Base             Expiration
Name               Granted (#)       Fiscal Year       Price ($/Sh)     Date
----               ------------      ------------      ------------     ----------

Michael Rosen         10,000            42.9%             $1.50        May 1, 2007(1)

------
(1) Represents ten year options granted in May 1997 pursuant to New Yorker's 1995 Long Term Incentive Plan. Options became fully vested on November 1, 1997.

Consulting Agreements

     In October 1998, New Yorker entered into a five-year consulting agreement with its President, Arthur G. Rosenberg which becomes effective upon the acquisition of New Yorker Ice Cream and Jerry's Ice Cream, at which time Mr. Rosenberg will be resigning as President of New Yorker and continuing in his position as Chief Executive Officer. Mr. Rosenberg is to provide management, sales and marketing services to New Yorker for a monthly fee of $5,000.

     New Yorker has entered into a consulting agreement with Alma Management Corp. ("Alma"), as of November 1, 1996. Under this agreement, which ended October 31, 1998, Alma agreed to cause its two principals, to provide sales and marketing advisory and consulting services to New Yorker. Alma received an annual consulting fee of $50,000 payable at New Yorker's option in either cash or common stock. In addition, Alma has received 6,000 shares of common stock and options to purchase 26,667 shares of common stock at an exercise price of $7.50 per share.


Proposed Employment Agreements

     Ted Ketsoglou has entered into a five year employment agreement, commencing on the closing of the New Yorker Ice Cream acquisition, wherein he has agreed to serve as President of New Yorker Ice Cream. The term of the agreement may be extended for an additional five year period at the sole option of New Yorker. As compensation for his services, Mr. Ketsoglou is to receive $126,000 annually and an annual bonus equal to 2% of New Yorker pretax profits. He is also to receive annual salary increases of 5% during the initial five year term and 10% thereafter. Upon the effectiveness of the agreement, New Yorker will issue to Mr. Ketsoglou 40,000 shares of its common stock, of which half shall vest on January 15, 1999 and half on January 15, 2000. His employment agreement also provides that New Yorker will grant certain options on closing future acquisitions and for certain payments following death or disability. During the term of his employment, New Yorker has also agreed to use reasonable efforts to cause Mr. Ketsoglou's appointment or election to New Yorker's Board of Directors. For more than the past five years, Mr. Ketsoglou has been President of New Yorker Ice Cream.

     Gerald Schneider has entered into a five year employment agreement, commencing on the closing of the Jerry's Ice Cream acquisition, wherein he has agreed to serve as Vice President of Sales of New Yorker. The term of the agreement may be extended for an additional five year period at the sole option of New Yorker. As compensation for his services, Mr. Schneider is to receive $115,500 annually and an annual bonus equal to 2% of New Yorker pretax profits. He is also to receive annual salary increments of 5% during the initial five year term and 10% thereafter. Upon the effectiveness of the agreement, New Yorker will issue to Mr. Schneider 40,000 shares of its common stock on which half shall vest on January 15, 1999 and half on January 15, 2000. His employment agreement also provides that New Yorker will grant certain options on closing future acquisitions and for certain payments following death or disability. During the term of his employment, New Yorker has also agreed to use reasonable efforts to cause Mr. Schneider's appointment or election to New Yorker's Board of Directors. For more than the past five years, Mr. Schneider has been President of Jerry's Ice Cream.

Stock Plans

     1995 Long Term Incentive Plan

     In August 1995, New Yorker adopted a 1995 Long Term Incentive Plan (the "1995 Incentive Plan") in order to motivate qualified employees of New Yorker, to assist New Yorker in attracting employees and to align the interests of such persons with those of New Yorker stockholders.

     The 1995 Incentive Plan provides for the grant of "incentive stock options" within the meaning of the Section 422 of the Internal Revenue Code of 1986, as amended, "non-qualified stock options," restricted stock, performance grants and other types of awards to officers, key employees, consultants and independent contractors of New Yorker and its affiliates.

     The 1995 Incentive Plan, which is administered by the Board of Directors, authorizes the issuance of a maximum of 86,667 shares of common stock. If any award under the 1995 Incentive Plan terminates, expires unexercised, or is canceled, the common stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. To date, New Yorker has granted an aggregate of 61,333 options to purchase common stock under the 1995 Incentive Plan, of which 50,000 options have been granted to Michael Rosen, New Yorker's former Chairman of the Board and Chief Executive Officer. 6,667 of these options are exercisable for ten years from the date of grant at a price of $15.00 per share and 43,333 of these options are exercisable for ten years from the date of grant at a price of $7.50 per share. Another
11,333 options have been granted to Steven A. Cantor. Each of the options granted to Mr. Cantor are exercisable for a ten year term at a price of $7.50 per share. As of December 31, 1998, none of these options had been exercised.

     1996 Non-Qualified Stock Option Plan

     In October 1996, New Yorker's Board of Directors approved a 1996 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") which covers 100,000 shares of New Yorker's common stock. The options become exercisable in installments as determined at the time of grant by the Board of Directors. As of the date of this registration statement, New Yorker had granted 95,666 options to purchase shares of common stock under the Non-Qualified Plan at an exercise price of $7.50 per share. Arthur G. Rosenberg, Martin Pilossoph and Myron Levy have been granted options to purchase 4,667 shares of common stock each at the exercise price of $7.50 per share pursuant to the Non-Qualified Plan. Frederic
D. Heller has been granted options to purchase 11,667 shares of common stock at the exercise price of $7.50 per share pursuant to the Non-Qualified Plan. Alma has been granted options to purchase 26,667 shares of common stock at an exercise price of $7.50 per share pursuant to the Non-Qualified Plan. Steven A. Cantor has been granted options to purchase 15,333 shares of common stock at an exercise price of $7.50 per share. As of December 31, 1998, none of these options had been exercised.

Personal Liability and Indemnification of Directors

     New Yorker's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. New Yorker is unaware of any pending or threatened litigation against New Yorker or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     Such indemnification provisions are intended to increase the protection provided directors and, thus, increase New Yorker's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, New Yorker does not currently maintain a liability insurance policy for the benefit of its directors, although New Yorker may attempt to acquire such insurance in the future. New Yorker believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which intend to become public companies. New Yorker also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of New Yorker. Although no directors have resigned or have threatened to resign as a result of New Yorker's failure to provide insurance or other indemnity protection from liability, it is uncertain whether New Yorker's directors would continue to serve in such capacities if improved protection from liability were not provided.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to New Yorker and its stockholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interests of New Yorker and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of New Yorker.

     The provisions regarding indemnification provide, in essence, that New Yorker will indemnify its directors against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of New Yorker, including actions brought by or on behalf of New Yorker (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, New Yorker does not currently provide such insurance to its directors, and there is no guarantee that New Yorker will provide such insurance to its directors in the near future, although New Yorker may attempt to obtain such insurance.

     These provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of New Yorker in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause New Yorker to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because New Yorker does not presently have directors liability insurance and because there is no assurance that New Yorker will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, New Yorker may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If New Yorker is forced to bear the costs for indemnification, the value of New Yorker stock may be adversely affected.

     New Yorker has entered into indemnification agreements with certain of its officers and directors. The indemnification agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, (as defined) including amounts paid in settlement by or on behalf of an indemnitee thereunder.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of New Yorker pursuant to the foregoing provisions, or otherwise, New Yorker has been advised that such indemnification, in the opinion of the SEC, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of voting stock of New Yorker, as of December 31, 1998, of (i) each person known by New Yorker to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the SEC, (ii) each of New Yorker's executive officers and directors and (iii) all of New Yorker's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

                               Amount and Nature
Name and Address  of              of Shares                   Percentage
   Beneficial Owner            Beneficially Owned              Ownership
--------------------           ------------------             ----------
Steven A. Cantor (1)               56,666  (2)                     5.4%
Annette Cantor (1)                 59,730                          5.8%
Arthur G. Rosenberg (1)             6,666  (3)                        *
Frederic D. Heller (1)             32,000  (4)                     3.1%
Myron Levy (1)                     25,166  (3)                     2.4%
All officers and directors
 as a group (3  persons)           63,833  (5)                     6.1%

----------
* less than one percent (1%) unless otherwise indicated.

(1)  The address for each of these persons is 366 N. Broadway, Jericho, NY 11753
     (2) Includes options to purchase 11,333 shares of common stock granted under the 1995 Long-Term Incentive Plan and options to purchase 15,333 shares of common stock granted under the 1996 Non-Qualified Plan.
(3) Includes options to purchase 4,666 shares of common stock granted under the 1996 Non-Qualified Plan.
(4) Includes options to purchase 11,666 shares of common stock granted under the 1996 Non-Qualified Plan.
(5) Includes 20,999 shares issuable upon the exercise of options granted pursuant to New Yorker stock option plans.

                              CERTAIN TRANSACTIONS

     In October 1998, New Yorker authorized the issuance of 95,000 shares of common stock to Arthur G. Rosenberg, which shares are issuable upon the closing of New Yorker Ice Cream and Jerry's Ice Cream, in consideration for prior management services, including negotiating the acquisition agreements with New Yorker Ice Cream and Jerry's Ice Cream, overseeing the operations of New Yorker and providing financial advice to New Yorker. These services were performed in 1998. 17,000 shares were issued at such time to each of Myron Levy and Frederic
D. Heller as directors' compensation.

     In August 1998, New Yorker issued 19,500 shares of common stock to Marc P. Palker in consideration for financial consulting services rendered for New Yorker through July 1998.

     In May 1998, New Yorker entered into a settlement and general release with Michael Rosen, its then Chairman of the Board and President, Rachelle Rosen, its then Secretary and Treasurer, Martin Pilossoph, the father of Rachelle Rosen and father-in-law of Michael Rosen and then a director and Elizabeth Pilossoph, the mother of Rachelle Rosen and mother-in-law of Michael Rosen. Pursuant to the terms of the Settlement Agreement, (i) Michael Rosen, Rachelle Rosen and Martin Pilossoph voluntarily resigned as officers and directors of New Yorker, (ii) the employment agreements of each of Michael Rosen and Rachelle Rosen, providing for annual compensation of $125,000 and $40,000 respectively through May 31, 2001, were terminated, (iii) New Yorker agreed to repay certain outstanding indebtedness aggregating $305,000 to Michael Rosen and Elizabeth Pilossoph and
(iv) each of New Yorker on the one hand, and the Rosens and Pilossophs on the other hand, gave the other a general release.

     In April 1997, New Yorker issued 30,000 shares of common stock to Steven A. Cantor as consideration for the termination of his three year consulting agreement providing for payments of $125,000 annually, which would have commenced on New Yorker initial public offering in July, 1997.

     In October 1996, New Yorker issued 16,667 shares of common stock to Frederic D. Heller, New Yorker former Vice President-Finance, Treasurer and a director, as payment for services rendered during the year ended December 31, 1996. These shares were valued at $3.00 per share, the estimated fair market value of the common stock at the date of issuance.

     On August 28, 1996, Michael Rosen was issued a promissory note in the principal amount of $206,250. The funds that Mr. Rosen loaned New Yorker were the proceeds of a sale by Mr. Rosen to investors of 183,333 pre-split shares of his common stock at a price of $1.12 per share. This loan bears interest at a rate of 8% and initially was payable the earlier of (i) thirteen (13) months from the date of the loan, or (ii) the date New Yorker successfully consummates an initial public offering of securities of New Yorker, but only to the extent that the over-allotment option is exercised in such offering and only from the proceeds received by New Yorker from the exercise of the over-allotment option. In September 1996, the maturity date of this promissory note was revised to September 30, 1998. In addition, the revised promissory note provides that one-half of the outstanding principal amount of the note will be paid with accrued interest thereon in the event New Yorker successfully consummates an initial public offering of securities of New Yorker, but only to the extent that the over-allotment option was exercised in such offering and only from the proceeds received by New Yorker from the exercise of the over-allotment option. This loan was part of the May 1998 settlement agreement with Mr. Rosen.

     In August, September and October 1996, New Yorker received three loans from Steven A. Cantor aggregating $253,750. A portion of the funds that this stockholder loaned New Yorker was a result of the stockholder selling shares of his common stock to an investor. In August 1996, this stockholder sold 38,889 pre-split shares of his common stock at a price of $1.12 per share. In September 1996, this stockholder sold 23,333 pre-split shares of his common stock at a price of $1.50 per share. These loans, which were consolidated into one note in September 1997, bear interest at a rate of 8% and are payable the earlier of (i) June 1, 1997, or (ii) with respect to $123,750 of the principal amount, the date New Yorker successfully consummates an initial public offering of securities of New Yorker, but only to the extent that either the over-allotment option is exercised in such offering or within ninety (90) days after the underwriter elects not to exercise the over-allotment option. This loan was repaid in 1997.

     As a general rule, all transactions among New Yorker and its officers, directors or stockholders have been, and in the future will be, made on terms no less favorable to New Yorker than those available from unaffiliated parties.

                              SELLING STOCKHOLDERS

     This prospectus will also be used for the offering of additional shares of common stock owned by persons who have participated in a recent private offering of New Yorker securities (the "Selling Stockholders"). Except for 36,427 shares owned by the Selling Stockholders, the Selling Stockholders have agreed that the remaining shares of common stock owned by them which are registered for resale hereunder may be sold commencing sixty (60) days from the date of this prospectus provided that if such shares are sold prior to one year from the date of this prospectus the prior consent of Millennium Securities is required. New Yorker will not receive any proceeds from such sales. Millennium Securities may release such restriction at any time after sixty (60) days from the effective date of this offering, although there are no understandings or arrangements in this regard. The resale of the securities by the Selling Stockholders is subject to prospectus delivery and other requirements of the Securities Act.

     The Shares are being offered by the following persons in the amounts set forth below:

                                                                       Beneficial
                                                                     Ownership After
                                                                        Offering
                         Number of Shares  Beneficial Ownership     (assuming sale of all
      Stockholder        Prior to Offering        Offered            offered Shares)
      -----------        ----------------- --------------------     ---------------------
Arthur & Janet Wolfman          40,000             40,000                   -
Barney & Madeline Shapiro       20,000             20,000                   -
David Lieberman                 35,715             16,000              19,715
Vosavu Pty, Ltd.                32,712             16,000              16,712
Nader D. Rashti                 40,000             40,000                   -
Sean Desmond                    20,000             20,000                   -
Gary L. Spieler                 40,000             40,000                   -
Shawn Campbell                  80,000             80,000                   -
Ted & Phyllis Cohen             20,000             20,000                   -
Barry Gerston                   20,000             20,000                   -


     The shares registered by the Selling Stockholders may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Stockholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales of securities. The Selling Stockholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. New Yorker is not aware of any present intentions of any Selling Stockholders to engage in any transactions with either of the Underwriters of this offering.

                            DESCRIPTION OF SECURITIES

Capital Stock

     New Yorker authorized capital stock consists of 20,000,000 shares of common stock, $.001 par value per share and 500,000 shares of preferred stock, $.01 par value per share.

     Common Stock

     Holders of the common stock do not have subscription, redemption, conversion or preemptive rights. The shares of common stock sold by New Yorker in this offering will be, when issued and paid for, fully paid and non-assessable. Each share of common stock is entitled to participate pro rata in distribution upon liquidation, subject to the rights of holders of preferred stock, and to one vote on all matters submitted to a vote of stockholders. The holders of common stock may receive cash dividends as declared by the Board of Directors out of funds legally available therefor, subject to the rights of any holders of preferred stock. Holders of the common stock are entitled to elect all directors. New Yorker Board consists of three classes each of which serves for a term of three years. At each annual meeting of the stockholders the directors in only one class will be elected. The holders of the common stock do not have cumulative voting rights, which means that the holders of more than half of the shares voting for the election of a class of directors can elect all of the directors of such class and in such event the holders of the remaining shares will not be able to elect any of such directors.

     Preferred Stock

     New Yorker certificate of incorporation, as amended, authorizes the issuance of up to 500,000 shares of preferred stock, par value $.01 per share.

     The issuance of additional Series A preferred stock or preferred stock by the Board of Directors could adversely affect the rights of holders of shares of common stock by, among other things, establishing preferential dividends, liquidation rights or voting power. The issuance of Series A preferred stock or preferred stock could be used to discourage or prevent efforts to acquire control of New Yorker through the acquisition of shares of common stock.

Warrants

     Class A Warrants were issued in connection with New Yorker July 31, 1997 initial public offering. The following summary of the provisions of the warrants.

     Each warrant entitles its registered holder to purchase one share of common stock (subject to certain adjustments) through June 30, 2000, at a price of $25.00 per share. A warrantholder may exercise warrants by surrendering the warrant certificate to New Yorker, together with a properly completed and signed form of election to purchase and the payment of the exercise price and any transfer tax. The election to purchase is on the reverse side of the warrant certificate. Warrantholders who exercise a warrant for less than all of the warrants evidenced by a warrant certificate will receive a new warrant certificate for the remaining number of warrants.

     Warrantholders cannot exercise their warrants unless a current registration statement is on file with the SEC and various state securities commissions. New Yorker is required to file post-effective amendments to the registration statement when events require such amendments. While New Yorker intends to file post-effective amendments when necessary, there is no assurance that the registration statement will be kept effective. If the registration statement is not kept current for any reason, the warrants will not be exercisable, and the warrants may be worth less. A warrantholder may not be permitted to exercise his warrants if the shares of common stock underlying the warrants are not registered or qualified for sale in the state where the warrantholder lives. If New Yorker is unable to qualify the common stock underlying such Warrants for sale in certain states, holders of New Yorker Warrants in those states will have no choice but to either sell such Warrants or allow them to expire.

     New Yorker has authorized and reserved for issuance a number of underlying shares of common stock sufficient to provide for the exercise of the warrants. When issued, each share of common stock will be fully paid and nonassessable.

     Warrantholders do not have any voting or other rights as shareholders of New Yorker unless and until warrants are properly exercised and exchanged for shares.

     Redemption Rights. New Yorker may redeem any or all of the warrants upon payment of $.01 per warrant, on not less than thirty (30) days' nor more than sixty (60) days' written notice at any time, provided that the average closing bid price of the common stock for twenty (20) consecutive trading days ending three (3) days of the notice of redemption has equaled or exceeded $50.00 per share. Warrantholders won't be able to purchase the common stock underlying the warrants called for redemption unless they exercise the warrants prior to the date specified by New Yorker in the redemption notice.

     Adjustments. The exercise price and the number of shares of common stock issuable upon the exercise of each warrant are subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation or certain other events.

     Until the warrants expire warrantholders have the opportunity, at nominal cost, to profit from a rise in the market price of New Yorker common stock. An exercise of the warrants dilutes the then book value of the New Yorker common stock held by the public investors and their percentage ownership. Until the warrants expire, the terms upon which New Yorker may obtain additional capital may be adversely affected. Warrantholders may be expected to exercise them at a time when New Yorker is likely to be able to obtain equity capital on terms more favorable than those provided for by the warrants.

Private Placement

     From July through November 1998, New Yorker issued an aggregate of 7.8 private placement units to 10 accredited persons, each unit consisting of a $50,000 principal amount of private placement notes and 40,000 shares. The proceeds from the sale of the private placement units were used primarily to fund working capital and general corporate purposes until such time as New Yorker uses the proceed from this offering to acquire the assets of New Yorker and Jerry's, although a portion of the proceeds from the sale of the units was used to repay certain indebtedness.

     The private placement notes bear interest at a rate equal to 12% per annum, payable at maturity. The private placement notes mature on the earlier of (i) December 1, 1999, or (ii) the closing date of this offering; provided, that the maturity of the private placement notes will be accelerated upon an Event of Default (as defined therein).

     New Yorker has registered all of the 312,000 shares included in the private placement units for resale under the registration statement of which this prospectus forms a part. These shares also have piggyback registration rights with respect to all other registration statements filed by New Yorker with the SEC (other than on forms S-4 or S-8), subject to customary underwriter's or board of director's rights to limit such participation. All holders of private placement shares can sell them commencing sixty (60) days from the date of this prospectus, provided that if such shares are sold prior to one year from the date of this prospectus, the prior consent of Millennium Securities is required. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Underwriting".

Certain Provisions of New Yorker Certificate of Incorporation

     New Yorker's certificate of incorporation contains certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of New Yorker by another entity or person. In addition to the ability to issue preferred stock, these provisions are as follows:

     A vote of 66-2/3% of the stockholders is required by the certificate of incorporation in order to approve certain transactions including mergers and sales or transfers of all or substantially all of the assets of New Yorker.

     New Yorker's certificate of incorporation also provides that the members of the Board of Directors of New Yorker have been classified into three classes. The term of each class will run for three years and expire at successive annual meetings of stockholders. Accordingly, it is expected that it would take a minimum of two annual meetings of stockholders to change a majority of the Board of Directors.

     Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with an interested stockholder, which is defined as a person who owns 15% or more of the corporation's outstanding voting stock. Nevertheless, the corporation may engage in a transaction with an interested stockholder if: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans), or (iii) the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, New Yorker will have 2,360,582 shares of common stock outstanding (2,465,582 shares if Millennium Securities' over-allotment option is exercised in full). Of these shares, the 700,000 shares sold in this offering (805,000 shares if Millennium Securities' over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of New Yorker (in general, a person who has a control relationship with New Yorker) which will be subject to the limitations of Rule 144 adopted under the Securities Act. Another 312,000 shares registered under the registration statement of which this prospectus forms a part may be sold commencing sixty (60) days from the date of this prospectus, provided that any sale prior to one year from the date of this prospectus requires the prior consent of Millennium Securities. The sale of any substantial number of such shares in the public market could adversely affect prevailing market prices following the offering.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of New Yorker (or persons whose shares are aggregated), who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the total number of outstanding shares of the same class or
(ii) the average weekly trading volume of New Yorker common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about New Yorker. A person who has not been an affiliate of New Yorker for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the common stock pursuant to Rule 144 or otherwise may adversely affect the market price of the common stock.

Transfer Agent

     The transfer agent and registrar for New Yorker's common stock is American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

                                  UNDERWRITING

     Subject to the terms and conditions contained in the underwriting agreement between New Yorker and the underwriters named below, for which Millennium Securities Corp. is acting as representative (a copy of which agreement is filed as an exhibit to the registration statement of which this prospectus forms a part), New Yorker has agreed to sell to each of the underwriters named below, and each of such underwriters has severally agreed to purchase the number of shares of common stock set forth opposite its name. All 700,000 shares of common stock offered must be purchased by the several underwriters if any are purchased.

                                                              Number
Underwriter                                                   of Shares
-----------                                                   ---------
Fairchild Financial Group, Inc. (lead managing underwriter)
Millennium Securities Corp.









                                                              ----------
        Total.....................................              700,000
                                                              ==========

     The underwriters propose to offer the shares of common stock directly to the public at the offering price set forth on the cover page of this prospectus and at such price less a concession of not in excess of $ per share to certain securities dealers, of which a concession of not in excess of $ per share may be reallowed to certain other securities dealers. After this offering, the public offering price, allowances, concessions and other selling terms may be changed by the Underwriters. The Underwriters also will be receiving a 3% unallocated expense allowance.

     This is a firm commitment offering for the 700,000 shares of common stock being offered by New Yorker. The underwriting agreement provides that the obligations of the underwriters to purchase common stock are subject to certain conditions, including that if any of the common stock is purchased by the underwriters pursuant to the underwriting agreement, such shares must be so purchased.

     New Yorker has granted options to the Underwriters, exercisable within 30 days after the date of this prospectus, to purchase from New Yorker up to an aggregate of 105,000 additional shares of common stock to cover over-allotments, if any, at the public offering price less the underwriting discount set forth on the cover page of this prospectus. New Yorker will be obligated, pursuant to the over-allotment option, to sell shares of common stock to the Underwriters to the extent such over-allotment option is exercised.

     New Yorker's officers and directors have agreed that they will not, without the prior written consent of Millennium Securities Corp., offer, sell or dispose of any shares of common stock or securities exchangeable or convertible into shares of common stock until 12 months after this offering. Subject to certain limitations, New Yorker has also agreed that it will not, without consent of Millennium Securities Corp., offer, sell or dispose of any shares of common stock, options or warrants to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock until 90 days after this offering (except for (i) previous commitments set forth in this Prospectus,
(ii) shares issued pursuant to stock options  outstanding on the date hereof and
(iii) stock options issued pursuant to employee benefit or incentive compensation plans in effect on the date hereof).

     New Yorker and the Selling Stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to certain payments that the underwriters may be required to make in respect thereof.

     The Underwriters do not intend to confirm sales of the common stock to any account over which it exercises discretionary authority.

     Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with an interested stockholder, which is defined as a person who owns 15% or more of the corporation's outstanding voting stock. Nevertheless, the corporation may engage in a transaction with an interested stockholder if: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans), or (iii) the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Millennium Securities may engage in transactions that stabilize, maintain, or otherwise effect the price of the common stock, including over-allotment and other stabilizing transactions.

     This section is not a complete statement of the terms and conditions of the underwriting agreement and related documents, copies of which are on file at the offices of the Underwriters, New Yorker and the SEC, and forms of which have been filed as an exhibit to the registration statement of which this prospectus is a part.

     In connection with its private placement of units, New Yorker paid Millennium Securities Corp., as placement agent, a $35,000 commission on the sales of the private placement units. See "Description of Securities - Private Placement."

SEC Investigation Involving Fairchild

     New Yorker has been advised by Fairchild that the Securities and Exchange Commission has issued a formal order directing a private investigation by the staff of the SEC. Such order empowers the SEC staff to investigate whether, from June 1995 to the present, Fairchild and certain other persons and/or entities may have engaged in fraudulent acts or practices in connection with the purchase or sale of securities of certain other companies in violation of Sections 10(b) and 15(c)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 17(a) of the Securities Act. These acts or practices include whether Fairchild and certain other brokers or dealers effected transactions or induced transactions by making untrue statements of material fact and whether Fairchild and certain others have engaged in manipulative, deceptive or other fraudulent devices. The formal order also concerns whether Fairchild and certain others who have agreed to participate in a distribution have violated Rule 10b-6 of the Exchange Act by having bid for or purchased securities for accounts in which it had a beneficial interest or which is the subject of such distribution. As of March 1, 1999, Fairchild understands that the SEC investigation is ongoing. While Fairchild cannot predict whether this investigation will result in any type of enforcement action against it, the staff at the SEC has informally expressed its belief that Fairchild may have committed some or all of the allegations expressed in the order. See "Risk Factors."

NASD Enforcement Action Against Fairchild

     On February 20, 1998, the NASD Department of Enforcement ("NASDR") filed an administrative complaint against Fairchild, a principal of the firm and two traders from other broker-dealers. The complaint alleges that Fairchild, acting through Edward S. McCune ("McCune") its then President-Chief Executive Officer-Sole Owner, acquired and distributed certain securities of another company ("issuer") as "statutory underwriters" without registration under
Section 5 of the Securities Act representing approximately 28% of the available float in the security in purported violation of NASD Rule 2110 and failed to provide customers with an offering prospectus. The complaint further alleges that at the same time Fairchild and McCune (the "Respondents") (i) entered into a consulting agreement with the issuer to arrange for the sale of certain of its securities at a "designated price" slightly below the market at the time; (ii) sold short to retail customers the issuer's securities at prices substantially above the designated price; (iii) acquired from five short-term investors securities of the issuer to cover Fairchild's large short inventory position what had previously been an inactive or thinly traded market for the issuer's securities; (iv) illegally bid for, purchased, or induced others to purchase the issuer's securities in the secondary market while a distribution was still in progress; and (v) continued to make a market in the corporation's stock all in purported violation of Section 10(b) of the Exchange Act and Rule 10b-6 thereunder and NASD Rules 2110 and 2120. Moreover, the complaint alleges that the Respondents caused the aforementioned alleged unregistered distribution without filing the necessary documents with the NASD's Corporate Financing Department and failed to disclose to customers alleged unfair excessive and unreasonable compensation received from the distribution in violation of NASD Rules 2110 and 2710. In addition, the complaint alleges that the Respondents fraudulently manipulated the market for the issuer's common stock by arbitrarily increasing the share price and by artificially inflating the reported trade volume through "wash" and "matched" or circular trading so as to create the appearance of an active market in the stock in purported violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and NASD Rules 2110 and 2120.

     On November 19, 1998, the Respondents submitted an Offer of Settlement to NASDR. On December 11, 1998, the NASDR's Office of Hearing Officers issued an Order of Acceptance of the Offer of Settlement. Under the terms of the Offer, the Respondents consented solely for the purpose of that proceeding, without admitting or denying the allegations of the complaint, to the entry of findings of acts and violations consistent with the allegations of the complaint and to the imposition of sanctions upon the understanding that the Order of Acceptance would become part of their permanent disciplinary record and could be considered in future actions brought by the NASDR. In its Order of Acceptance, the NASDR made findings that the Respondents violated Section 10(b) of the Securities Exchange Act of 1934 and Rules 10b-5 and 10b-6 thereunder and NASD Conduct Rules 2110, 2120 and 2710 and ordered that the Respondents be sanctioned as follows:
Fairchild was censured, required to pay restitution/disgorgement to customers in the total amount (including interest) of $300,000 and fined $100,000 jointly and severally with McCune; McCune was also censured and suspended for eight months from associating with any NASD member firm. In a related matter, on or about October 12, 1998, NASDR accepted a letter of Acceptance, Waiver and Consent from the Respondent's trader (David W. Noble) pursuant to which Mr. Noble, without admitting or denying the alleged violations, consented to findings that during the period April 19, 1995 through April 24, 1995, Mr. Noble aided and abetted the Respondents and in so doing violated NASD Conduct Rules 2110, 21209 and 3110 and Sections 10(b) and 17(a) of the Securities Exchange Act of 1934 and Rules 10b-5 and 1871-3 thereunder. Mr. Noble also consented to a censure, a 15 business day suspension and a $10,000 fine.


State of Florida - Administrative Proceeding Against Fairchild

     On April 3, 1999, the State of Florida, Department of Banking and Finance (the "Department") filed an administrative complaint against Fairchild, Edward
S. McCune, ("McCune") former President-Chief Executive Officer of Fairchld and three of its brokers. The Department set forth in its compliant allegations of misconduct and conclusions of law which in summary state that as a matter of law that: (i) by using sales scripts, Fairchild allowed one of the brokers to make false, misleading or unwarranted statements and to omit material facts in the sale or offer of securities; (ii) said sales scripts contained misrepresentations and baseless price predictions and that a broker violated rules and regulations which requires each member to deal fairly with the public;
(iii) the use of sales scripts that were not reviewed or approved by Fairchild's Compliance Department as required by its compliance manual caused the violations by Fairchild of various rules and regulations; (iv) Fairchild in not preventing the use of misleading and false sales scripts by its registered associated persons as required by its compliance manual constituted violations; (v) Fairchild is responsible for the acts of McCune and the three brokers; (vi) one of the three brokers is responsible for the acts of two other brokers as they were his registered associated persons; (vii) Fairchild allowed one of its brokers to engage in duties that NASD registration rules and Fairchild's supervisory manual define as principal, supervisory or managerial activities in contravention of one of the broker's registration agreement with the Department;
(viii) Fairchild and one of its branch managers failed to properly supervise a registered representative; and (ix) Fairchild, McCune and the three brokers violated sections of the Florida statutes and the rules and regulations of the NASD by engaging in and permitting violations of such law. The complaint alleges that such conduct demonstrated Fairchild's unworthiness to conduct a securities business and subjects it to the administrative penalties set forth in the Florida statutes. Based upon the foregoing, the Department is seeking to enter a final order which will (a) impose on Fairchild, McCune, and the three brokers one or more of the administrative penalties authorized by Sections 517.161 and
517.221 of the Florida Securities and Investors Protection Act, including but not limited to the revocation, suspension, or denial of any and all registrations, and the imposition of fines of up to $5,000 per violation; and
(b) order all respondents to cease and desist from violations of Chapter 517 of the Florida Statutes, and the Rules promulgated thereunder. Fairchild intends to vigorously contest these allegations and conclusions of law. No assurance can be given that Fairchild will be successful. An adverse result could severely impact Fairchild's ability to do business in the State of Florida and possibly in other states.


                                  LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for New Yorker by the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York. The law firm of Beckman & Millman, P.C., New York, New York will pass on certain aspects of this offering on behalf of the Underwriters. Employees of Blau, Kramer, Wactlar & Lieberman, P. C. own an aggregate of 45,701 shares of common stock, 16,000 of which are registered for resale hereunder, and options to purchase 14,667 shares of common stock at $7.50 per share issued under the 1996 Non-Qualified Stock Option Plan.

                                     EXPERTS

     Lazar Levine & Felix LLP has been New Yorker's independent accountants for the years ending December 31, 1998 and 1997.


                      WHERE TO FIND ADDITIONAL INFORMATION

     New Yorker has filed with the SEC , Washington, D.C., a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement and the related exhibits. For further information with respect to New Yorker and the shares of common stock offered by this prospectus, reference is made to such registration statement and related exhibits. This prospectus contains statements regarding the contents of contracts or other documents which are not necessarily complete. Please refer to the copy of such contract or other document filed as an exhibit to the registration statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

     New Yorker is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained at the office of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Suite 788, 1375 Peachtree St., N.E., Atlanta, Georgia 30367; Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60621- 2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates, and from the SEC'S Web site at the address http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


                                                                          Page
                                                                          ----
- Pro Forma Financial Statements:
    New Yorker Marketing Corp.
     Introduction to Pro Forma Financial  Statements                        F-2
     Pro Forma Balance Sheet as of December 31, 1998                        F-3
     Pro Forma Statement of Operations Year Ended December 31, 1998         F-4
     Pro Forma  Statement of Operations Year Ended December 31, 1997        F-5
     Notes to Pro Forma Financial Statements                                F-6

- Historical Year End Financial Statements:
    New Yorker Marketing Corp. Financial Statements - December 31, 1998
    Report of Independent Certified Public Accountants - Current Auditor    F-7

    Financial Statements:
     Balance Sheets                                                         F-8
     Statements of Operations                                               F-9
     Statement of Changes in Stockholders' Deficit                          F-10
     Statements of Cash Flows                                               F-11
     Notes to Financial Statements                                          F-12

    New Yorker Ice Cream Corp. Financial Statements - December 31, 1998
     Report of Independent Certified Public Accountants                     F-29
     Balance Sheet                                                          F-30
     Statements of Operations                                               F-31
     Statements of Stockholders' Equity                                     F-32
     Statements of Cash Flows                                               F-33
     Notes to Financial Statements                                          F-34

    Jerry's Ice Cream, Inc. Financial Statements - December 31, 1998
     Report of Independent Certified Public Accountants                     F-40
     Balance Sheet                                                          F-41
     Statements of Operations                                               F-42
     Statements of Cash Flows                                               F-43
     Notes to Financial Statements                                          F-44

                           NEW YORKER MARKETING CORP.
                 INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

   The following unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of New Yorker Marketing Corp. , set forth elsewhere in this prospectus. The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of the Company.

   The accompanying pro forma balance sheet has been presented as if the transactions described below occurred at the Company's balance sheet date. The accompanying pro forma statements of operations have been prepared as if the transactions occurred at the beginning of the years ended December 31, 1998 and 1997. These proforma financial statements do not purport to be indicative of the results which would actually have been obtained had the pro forma transactions been completed as of the beginning of the years ended December 31, 1998 and 1997

   The pro forma transactions (see notes to pro forma financial statements) are as follows:

     -    The restructure of certain of the Company's debt.

     -    The issuance of shares in exchange for services rendered

     -    The sale of 3,500,000 shares of the Company's Common Stock

     - The acquisition of two ice cream distributors using the proceeds from the sale of the 700,000 shares of the Company's Common Stock.

NEW YORKER MARKETING CORP.
PROFORMA BALANCE SHEET


DECEMBER 31, 1998

                                                     As Reported                                          Subsequent Transactions
                                                                                                          ----------------------
                                                  December 31, 1998       New Yorker       Jerry's        Debit           Credit
                                                  -----------------       ----------       -------        -----           ------
ASSETS

Current Assets:
     Cash                                                   $19,166          $20,697



     Accounts Receivable                                     13,372          295,259         4,520
     Inventories                                             55,371          197,100        10,761
     Prepaid expenses and other current assets               22,048                          1,500
                                                  ------------------                      ---------

Total current assets                                        109,957          513,056        16,781

Fixed assets                                                  1,210          109,658        30,214

Intangible assets                                             1,115                        186,445

Other assets                                                199,611           42,705

                                                  ------------------      -----------     ---------
TOTAL ASSETS                                               $311,893         $665,419      $233,440
                                                  ==================      ===========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Notes payable - related parties                       $346,586

     Notes payable - other                                                   100,000        38,169
     Accounts payable and accrued liabilities               670,205          347,774        28,593      350,000(1)
     Other accrued liabilities                              157,473
     Current portion long-term debt                         910,243                                     140,000(1)

                                                                          -----------     ---------

Total current liabilities                                 2,084,507          447,774        66,762

Notes payable - acquisition
Long-term debt                                                               235,443        88,764


                                                  ------------------      -----------     ---------
Total liabilities                                         2,084,507          683,217       155,526
                                                  ------------------      -----------     ---------

Stockholders' equity (deficit):
     Common stock                                             5,153           26,750       138,890





     Additional paid-in capital                          11,506,636          117,897






     Deferred financing costs                            (1,029,600)
     Treasury stock                                                         (147,808)

     Accumulated deficit                                (12,254,803)         (14,637)      (60,976)                      490,000(1)



                                                  ------------------      -----------     ---------

Total stockholders' equity (deficit)                     (1,772,614)         (17,798)       77,914
                                                  ------------------      -----------     ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)                                                 $311,893         $665,419      $233,440
                                                  ==================      ===========     =========

                                                    Proforma Acquisition/Offering               Proforma
                                                 -------------------------------------
                                                 Debit                          Credit      December 31, 1998
                                                 -----                          ------      -----------------

ASSETS

Current Assets:
     Cash                                        $2,800,000(2)                 $20,697(3)          $1,257,566
                                                                               970,000(4)
                                                                               100,000(4)
                                                                               491,600(6)
     Accounts Receivable                                                       299,779(3)              13,372
     Inventories                                    100,000(4)                 207,861(3)             155,371
     Prepaid expenses and other current assets                                   1,500(3)              22,048
                                                                                                --------------

Total current assets                                                                                1,448,357

Fixed assets                                      1,698,475(4)                                      1,839,557

Intangible assets                                   836,525(4)                 186,445(3)             697,768
                                                                               139,872(3)
Other assets                                                                    42,705(3)             149,611
                                                                                50,000(4)
                                                                                                --------------
TOTAL ASSETS                                                                                       $4,135,293
                                                                                                ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Notes payable - related parties                101,600(6)                                        129,986
                                                     75,000(6)
     Notes payable - other                          138,169(3)
     Accounts payable and accrued liabilities       376,367(3)                                        320,205
     Other accrued liabilities                                                                        157,473
     Current portion long-term debt                 390,000(6)                 323,750(4)             743,993



Total current liabilities                                                                           1,351,657

Notes payable - acquisition                                                    371,250(4)             371,250
Long-term debt                                      324,207(3)


                                                                                                --------------
Total liabilities                                                                                   1,722,907
                                                                                                --------------

Stockholders' equity (deficit):
     Common stock                                   165,640(3)                     700(2)               2,361
                                                      4,122(2)                     164(4)
                                                                                   300(4)
                                                                                   166(5)


     Additional paid-in capital                     117,897(3)               2,799,300(2)          17,459,428
                                                                                 4,122(2)
                                                                               819,836(4)
                                                                             1,499,700(4)
                                                                               829,834(5)


     Deferred financing costs                                                1,029,600(6)
     Treasury stock                                                            147,808(3)

     Accumulated deficit                          1,500,000(4)                  75,613(3)         (15,049,403)
                                                    830,000(5)                  75,000(6)
                                                  1,029,600(6)

                                                                                                --------------

Total stockholders' equity (deficit)                                                                2,412,386
                                                                                                --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)                                                                                         $4,135,293
                                                                                                ==============

                           NEW YORKER MARKETING CORP.

                        PRO FORMA STATEMENT OF OPERATIONS

                           YEAR ENDED DECEMBER 31,1998

                                         As Reported                                              Adjustments         Pro Forma
                                                                                               ------------------
                                      December 31, 1998   New Yorker   Jerry's   Eliminations  Debit       Credit  December 31, 1998
                                      -----------------   ----------   -------   ------------  -----       ------  -----------------
Sales, net                                     $103,410   $6,145,418    $809,117    $410,654                             $6,647,291

Cost of sales                                   436,457    5,637,062     690,799     410,654  184,000(7)                  6,537,664


                                            ------------  -----------  ----------                                       ------------

Gross profit                                   (333,047)     508,356     118,318                                            109,627
                                            ------------  -----------  ----------                                       ------------

Operating expenses

   Selling, marketing and shipping               31,878                                                                      31,878
   Research & development                       759,928                                                                     759,928
   General and administrative                     7,754      487,066     117,797               93,400(7)  234,000(7)        472,017



                                            ------------  -----------  ----------                                       ------------

Total operating expenses                        799,560      487,066     117,797                                          1,263,823
                                            ------------  -----------  ----------                                       ------------

Loss from operation                          (1,132,607)      21,290         521                                         (1,154,196)

Interest expense (net)                          166,769       16,553       6,391                                            189,713

                                            ------------  -----------  ----------                                       ------------

Net loss                                    ($1,299,376)      $4,737     ($5,870)                                        (1,343,909)
                                            ============  ===========  ==========                                       ============

Weighted average common shares outstanding(a)   725,427                                                                   2,360,582
                                            ============                                                                ============

Basic loss per share(a)                          ($1.79)                                                                     ($0.57)
                                            ============                                                                ============

(a) Gives effect to the 1 for 5 reverse split to take effect with this offering.

                           NEW YORKER MARKETING CORP.
                        PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                                          As Reported                                             Adjustments          Pro Forma
                                                                                               -----------------
                                       December 31, 1997  New Yorker   Jerry's   Eliminations  Debit      Credit   December 31, 1997
                                       -----------------  ----------   -------   ------------  -----      ------   -----------------
Sales, net                                     $384,348   $6,498,430   $807,310    $515,099                             $7,174,989

Cost of sales                                   451,198    5,990,781    656,922     515,099  184,000(6)                  6,767,802


                                            ------------  -----------  ---------                                     --------------

Gross profit                                    (66,850)     507,649    150,388                                            407,187
                                            ------------  -----------  ---------                                     --------------

Operating expenses
   Selling, marketing and shipping              723,861                                                                    723,861
   Research & development                        28,584                                                                     28,584
   General and administrative                 2,177,698      397,702    157,121               93,400(6)  256,127(6)      2,569,794



                                            ------------  -----------  ---------                                     --------------

Total operating expenses                      2,930,143      397,702    157,121                                          3,322,239
                                            ------------  -----------  ---------                                     --------------

Loss from operation                          (2,996,993)     109,947     (6,733)                                        (2,915,052)

Interest expense (net)                        1,505,642       15,852      9,232                                          1,530,726

                                            ------------  -----------  ---------                                     --------------

Net loss                                    ($4,502,635)     $94,095   ($15,965)                                       ($4,445,778)
                                            ============  ===========  =========                                     ==============

Weighted average common shares outstanding(a)   532,403                                                                  2,360,582
                                            ============                                                             ==============

Basic loss per share(a)                          ($8.46)                                                                    ($1.88)
                                            ============
                                                            ==============

(a) Gives effect to the 1 for 5 reverse split to take effect with this offering.

                           NEW YORKER MARKETING CORP.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 1998

(1) The Company has entered into agreements to restructure certain debt which includes (i) forgiveness of trade notes payable of $140,000; and (ii) forgiveness and reduction of accounts payable in the amount of $350,000.

(2) The Company is offering 700,000 shares of its Common Stock at an assumed price of $5.00 per share with estimated net proceeds of $2,800,000 and simultaneously effecting a 1 for 5 reverse split of its Common Stock.

(3) This adjustment eliminates all assets and liabilities of New Yorker Ice Cream Corp. and Jerry's Ice Cream, Inc. (see Note 4) not being acquired by the Company.

(4) The Company has acquired the rights to acquire assets of New Yorker Ice Cream Corp. and Jerry's Ice Cream, Inc. in exchange for $1,020,000 in cash (of which $50,000 was paid prior to December 31, 1998), $200,000 8% notes payable in six months, assumption of debt of $495,000 payable at 8% over four years and $820,000 in the Company's Common Stock. In addition, inventory will be purchased currently estimated at $100,000. The acquisition has been accounted for as a purchase and therefore fixed assets have been recorded at fair market appraisal value resulting in the recording of additional equity and reducing goodwill. The Company will issue 300,000 shares as a finder's fee. These shares have been charged to accumulated deficit at the assumed offering price of $5.00.

The purchase price is summarized as follows:

Cash                                                                  $1,020,000
Notes payable                                                            695,000
Common stock                                                             820,000
                                                                      ----------
Total purchase price                                                   2,535,000
Less: Book value of fixed assets acquired                                139,900
                                                                      ----------
Excess purchase price                                                 $2,395,100
                                                                      ==========

 Allocation of total purchase price

Fixed Assets                                                         $ 1,698,475
Covenant Not to Compete                                                  150,000
Goodwill                                                                 686,525
                                                                      ----------
                                                                       2,535,000
                                                                      ==========

     Fixed assets have been written up to fair market value ( of $1,839,557) based upon an appraisal performed for purposes of establishing the purchase price of the entities to be acquired. In addition, inventory estimated to be approximately $100,000 will be acquired.

(5) The Company will issue 166,000 of its common shares in exchange for services rendered. Arthur Rosenberg, President, and David Lieberman, outside counsel, will be issued 95,000 and 70,000 shares respectively at the closing of the acquisitions for management services provided for the last eighteen months. The remaining 1,000 shares will be issued to the Company's financial consultant. These shares have been valued at $5.00 per share.

(6) This entry reflects the payment of notes to related parties and notes issued in the private placement of $491,600. Deferred interest aggregating $1,029,600 is being charged to accumulated deficit. A forgiveness of $75,000 has been recorded associated with the settlement of a related party debt.

(7) Preparation of the pro forma statements of operations gives effect to the depreciation of fixed assets and amortization of goodwill as if they were acquired at the beginning of the period. In addition, a management fee payable by New Yorker Ice Cream Corp. to a party not being acquired has been eliminated since it will not continue to be paid after closing.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Stockholders
New Yorker Marketing Corp.


We have audited the balance sheets of New Yorker Marketing Corp., formerly Mike's Original, Inc., (a Delaware corporation) as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Yorker Marketing Corp., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses of $1,113,155 and $4,502,645 for the years ended December 31, 1998 and 1997, respectively, current liabilities exceeded current assets by $1,974,550 and $1,062,651, as of December 31, 1998 and 1997, respectively and the stockholders' deficit aggregated $1,772,614 and $1,051,056, as of December 31, 1998 and 1997, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






                                  /s/ Lazar Levine & Felix LLP
                                      ----------------------------
                                      LAZAR LEVINE & FELIX LLP


New York, New York
February 15, 1999

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                                 BALANCE SHEETS
                                 --------------
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------
                               - ASSETS (Note 8) -

                                                                          1998       1997
                                                                      ---------- -----------
CURRENT ASSETS:

Cash                                                                 $    19,166 $   438,277
 Accounts receivable, less allowance for doubtful
  accounts of $-0- and $15,916 for 1998 and 1997,
  respectively                                                            13,372      12,600
 Inventories (Notes 3b and 4)                                             55,371     143,899
 Prepaid expenses                                                         22,048      17,303
                                                                     ----------- -----------
TOTAL CURRENT ASSETS                                                     109,957     612,079
                                                                     ----------- -----------
FIXED ASSETS - NET (Notes 3c and 5)                                        1,210       3,505
                                                                     ----------- -----------
OTHER ASSETS:
 Trademarks and organization costs, net of accumulated amortization of
  $17,701 and $15,489 for 1998 and 1997, respectively (Note 3d)            1,115       3,022
 Security deposits and other assets (Note 13f)                           188,154       5,068
 Deferred offering costs                                                  11,457        -
                                                                     ----------- -----------
                                                                         200,726       8,090
                                                                     ----------- -----------
                                                                     $   311,893 $   623,674
                                                                     =========== ===========

            - LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
 Accounts payable - trade                                            $   670,205 $   500,453
 Accrued payroll and payroll taxes                                          -         20,587
 Other accrued liabilities (Note 6)                                      157,473     137,822
 Notes payable - related parties (Note 7)                                346,586     486,250
 Notes payable - other (Notes 8 and 13d)                                 910,243     529,618
                                                                     ----------- -----------
TOTAL CURRENT LIABILITIES                                              2,084,507   1,674,730
                                                                     ----------- -----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 12, 13 and 14)

STOCKHOLDERS' EQUITY (DEFICIT) (Notes 10 and 11):
 Preferred stock, $.01 par value; 500,000 shares authorized;
  none issued or outstanding                                                -           -
 Common stock, $.001 par value; 20,000,000 shares authorized;
 5,152,908 and 3,265,429 shares issued and outstanding for
 1998 and 1997, respectively                                               5,153       3,265
 Additional paid-in capital                                           11,506,636  10,087,327
 Deferred financing costs                                             (1,029,600)       -
 Accumulated deficit                                                 (12,254,803)(11,141,648)
                                                                     ----------- -----------
                                                                      (1,772,614) (1,051,056)
                                                                     ----------- -----------
                                                                  $      311,893 $   623,674
                                                                     =========== ===========


                            See accompanying notes

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                            STATEMENTS OF OPERATIONS
                            ------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------

                                                              1998           1997
                                                          -----------   -----------
SALES - NET (Notes 3e)                                    $   103,410   $   384,348

COST OF SALES                                                 436,457       451,198
                                                          -----------   -----------
GROSS PROFIT (LOSS)                                          (333,047)      (66,850)
                                                          -----------   -----------
OPERATING EXPENSES:
 Selling, marketing and shipping (Note 3f)                     31,878       723,861
 General and administrative                                   759,928     2,177,698
 Research and development (Note 3h)                             7,754        28,594
                                                          -----------   -----------
                                                              799,560     2,930,153
                                                          -----------   -----------
LOSS FROM OPERATIONS                                       (1,132,607)   (2,997,003)
                                                          -----------   -----------
OTHER INCOME (EXPENSE):
 Forgiveness of debt (Note 7)                                 186,221          -
 Interest expense - net of interest income of $3,698
  and $30,744 for 1998 and 1997, respectively                (166,769)   (1,505,642)
                                                          -----------   -----------
                                                               19,452    (1,505,642)
                                                          -----------   -----------
LOSS BEFORE INCOME TAXES                                   (1,113,155)   (4,502,645)

 Provision for income taxes (Notes 3i and 9)                     -             -
                                                          -----------   -----------
NET LOSS                                                  $(1,113,155)  $(4,502,645)
                                                          ===========   ===========

BASIC LOSS PER SHARE (Note 3j)                                 $(0.31)       $(1.69)
                                                               ======        ======
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 3j)        3,627,133     2,662,013
                                                          ===========   ===========




                          See accompanying notes

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                  ---------------------------------------------

                                                             Additional     Deferred                     Total
                                           Common    Common    Paid-in      Financing    Accumulated  Stockholders'
                                           Shares    Amount    Capital        Costs        Deficit       Deficit
                                          ---------  ------  -----------  ------------   -----------  -------------
Balance at December 31, 1996              1,892,641  $1,892  $ 4,000,700  $  (360,000)   $(6,639,003)  $(2,996,411)

Amortization of imputed interest               -
 convertible debt                              -       -            -         360,000           -          360,000
Conversion of debt into common stock
 by creditor                                320,288     320      455,938         -              -          456,258
Imputed interest - convertible debt            -       -         426,715         -              -          426,715
Issuance of common stock for imputed
 interest                                    67,000      67      301,433         -              -          301,500
Issuance of common stock for services
 rendered                                   285,500     286    1,330,964         -              -        1,331,250
Waiver of compensation payable to
 founder                                       -       -          27,333         -              -           27,333
Imputed interest attributable to
 warrants issued and loans                     -       -         202,500         -              -          202,500
Proceeds from Company's initial
 public offering                            700,000     700    3,341,744         -              -        3,342,444

Net loss                                       -       -            -            -        (4,502,645)   (4,502,645)
                                          ---------  ------  -----------  -----------   ------------  ------------
Balance at December 31, 1997              3,265,429   3,265   10,087,327         -       (11,141,648)   (1,051,056)

Issuance of common stock for
 services rendered                        327,479       328      285,869         -              -          286,197
Shares issued in private offering
 of securities                          1,560,000    1,560    1,168,440   (1,170,000)           -             -
Costs associated with offering
 of securities                               -        -         (35,000)        -               -          (35,000)
Amortization of interest - private
 offering                                    -        -            -         140,400            -          140,400

Net loss                                     -        -            -            -         (1,113,155)   (1,113,155)
                                        ----------  ------  -----------  -----------    ------------   -----------
BALANCE AT DECEMBER 31,
 1998                                   5,152,908   $5,153  $11,506,636  $(1,029,600)   $(12,254,803)  $(1,772,614)
                                        =========   ======  ===========  ===========    ============   ===========








                          See accompanying notes

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                            STATEMENTS OF CASH FLOWS
                            ------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------

                                                                         1998         1997
                                                                     ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                            $(1,113,155) $(4,502,645)
 Adjustments to reconcile net
 loss to net cash used in operating activities:
  Depreciation and amortization                                            6,020       14,675
  Allowance for doubtful accounts                                        (15,916)      (4,835)
  Imputed interest                                                       140,400    1,327,051
  Compensation expense attributable to issuance of common
   stock for services rendered                                           286,197    1,325,250
  Compensation expense attributable to issuance of common
  stock and stock options                                                   -           6,000
  Forgiveness of debt                                                   (186,221)        -
 Changes in operating assets and liabilities:
  Decrease in accounts receivable                                         15,144       53,454
  Decrease in inventories                                                 88,528      103,709
  (Increase) in prepaid expenses and other current assets                 (4,745)        (714)
  Increase (decrease) in accounts payable                                175,501     (130,986)
  Increase (decrease) in accrued expenses and other liabilities           84,871      (12,920)
                                                                      ----------  -----------
   Net cash used in operating activities                                (523,376)  (1,821,961)
                                                                      ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Refund of security deposits                                               3,788       14,023
 Purchases of fixed assets                                                (1,513)        -
 Deposits and costs relating to potential acquisition                   (187,179)        -
                                                                      ----------  -----------
   Net cash (used in) provided by investing activities                  (184,904)      14,023
                                                                      ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of stockholders notes                                            -        (123,750)
 Net proceeds from issuance of common stock                                 -       3,387,444
 Costs associated with offering of securities                            (46,457)        -
 Payment of notes payable to related parties                             (45,000)    (253,750)
 Payment of capital lease obligations                                       -         (13,568)
 Payment of line of credit                                                (9,374)     (14,130)
 Proceeds from short-term loans                                          390,000      440,000
 Repayment of short-term loans                                              -        (315,000)
 Repayment of notes payable - trade creditors                               -        (893,554)
                                                                      ----------  -----------
   Net cash provided by financing activities                             289,169    2,213,692
                                                                      ----------  -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                    (419,111)     405,754

 Cash and cash equivalents, at beginning of year                         438,277       32,523
                                                                      ----------  -----------
CASH AND CASH EQUIVALENTS, AT END OF YEAR                             $   19,166  $   438,277
                                                                      ==========  ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
 (a)      Interest paid                                                 $   -        $267,369
          Taxes paid                                                        -            -

 (b) During 1997, the Company converted $432,077 of trade accounts payable to notes payable, respectively.
          During 1997, the Company also converted $39,920 of accounts payable and $380,000 of notes payable into common stock.

                          See accompanying notes

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 1 - ORGANIZATION:

     New Yorker Marketing Corp., formerly Mike's Original, Inc., (the "Company") was incorporated in Delaware in May 1994 as successor to Melanie Lane Farms, Inc. ("Melanie Farms"), a New York corporation formed in 1993. In June 1994, Melanie Farms was merged into the Company. As both entities were under common control, the merger was accounted for in a manner similar to a pooling of interests. On December 18, 1997, a new entity, New Yorker Frozen Desserts, Inc., was incorporated in New York, as a wholly-owned subsidiary of the Company, for the purpose of making acquisitions. On March 4, 1998, the Company formed NATCO Brands Inc. for the purpose of operating licensing agreements for the manufacture and distribution of branded desserts. Both of these subsidiaries are currently inactive. In February 1999, subsequent to the year end, the Company changed its name to New Yorker Marketing Corp., approved by a shareholder vote in December 1998.

     Effective December 31, 1995, the Company changed its fiscal year-end from March 31 to December 31.

     Since April 1, 1993, the Company has been engaged in the marketing and distribution of super- premium ice cream products and licensed frozen desserts. The Company initially marketed, sold and distributed Mike's Original Cheesecake Ice Cream, a blend of ice cream and cheesecake ingredients. This product line was offered in a variety of flavors mainly to supermarkets and grocery stores and also, to a lesser extent, to convenience stores, food service outlets and warehouse clubs. Since March 1998, sales of Mike's ice cream have been nominal. In June 1998, sales of Mike's ice cream were reduced and the Company began distributing Veryfine Frozen Juice Bars under an agreement between Veryfine and the Company's subsidiary - New Yorker Frozen Desserts, Inc. See also Note 13f.


NOTE 2 - BASIS OF PRESENTATION:

     The Company has incurred losses from operations since its inception in 1993 and, at December 31, 1998, has a stockholders' deficit and a working capital deficit of $1,772,614 and $1,974,550, respectively. At December 31, 1997, the Company had a stockholders' deficit and a working capital deficit of $1,051,056 and $1,062,651 respectively. Further, the Company is continuing to incur operating losses from its limited operations

     The circumstances described above raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are to change the emphasis of the Company's operations from marketing and distributing super-premium ice cream products to marketing and distributing frozen desserts that will include a line or lines of super- premium ice cream products. Management hopes to accomplish this plan through the strategic acquisition of distribution companies, concentrated in large metropolitan areas, which will provide new brands and customers, distribution expertise and an operations center that can absorb future acquisitions. On December 18, 1997, and amended through July 20, 1998, the Company entered into agreements to acquire two such distributors. The Company is engaged in discussions with nationally known companies to obtain licenses to market and distribute product bearing the name of the licensor. See Note 13f.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 2 - BASIS OF PRESENTATION (Continued):

     These acquisitions and distribution licenses would be financed from an additional offering of securities filed with the Securities and Exchange Commission on November 13, 1998 and amended on January 22, 1999 (see Note
     14). It is anticipated that the offering will close in the first quarter of 1999. If an offering cannot be consummated or other financing obtained, the Company would not be able to continue operations. The Company does not have sufficient cash on hand to meet its current obligations. The financial statements do not include any adjustments that might result from this uncertainty.


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)  Use of Estimates in Financial Statement Presentation:

     The preparation of these financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that could affect the amounts reported in these financial statements and related notes. Actual results could differ from these estimates.

(b)  Inventories:

     Inventories are stated at the lower of cost or market value, with cost determined on a first-in, first out basis.

(c)  Fixed Assets:

     Fixed assets are stated at cost less accumulated depreciation. Depreciation of fixed assets is recorded on a straight-line basis over their estimated useful lives ranging from three to five years. Certain leased computer equipment with rental payments for periods through 1998 have been capitalized. These amounts are included in fixed assets within the accompanying balance sheets and are being depreciated over the estimated useful life of the equipment or term of the lease, whichever is shorter.

(d)  Other Assets:

     Costs related to trademark and organizational expenditures have been deferred and are being amortized on a straight-line basis over five years.

(e)  Revenue Recognition:

     Revenue from the sale of products is recognized upon shipment. Sales are presented net of distribution fees of $95,679 for the year ended December 31, 1997. In the year ended December 31, 1997 a significant portion of the Company's sales was made to one distributor pursuant to a distribution agreement which provides for the payment of distribution fees based upon a percentage of sales, price protection and certain rights of return on product unused by third parties. A provision for such costs is made as revenue is recognized; however, costs relating to price protection have not been material to date. This distribution agreement was terminated by the distributor in September 1997.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

(f)  Advertising:

     Advertising costs are charged to operations when incurred. Advertising costs charged to operations were $2,000 and $93,000 for the years ended December 31, 1998 and 1997, respectively.

(g)  Introductory Programs:

     Payments for introductory programs are made to certain customers (supermarkets and other food chain retailers) in exchange for the Company obtaining retail shelf space and are charged to operations when the Company initially ships products to customers under such agreement. No costs of introductory programs are deferred as of December 31, 1998 and 1997.

(h)  Research & Development:

     Research & development expenditures, primarily for product development, are expensed as incurred.

(i)  Income Taxes:

     Deferred income taxes are recognized for temporary differences between the financial statement and income tax bases of assets and liabilities and loss carryforwards for which income tax benefits are expected to be realized in future years. A valuation allowance has been established to offset the deferred tax assets since it is not "more likely than not" that such deferred tax assets will be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

(j)  Income Per Common Share:

     The Company has adopted SFAS 128 "Earnings Per Share" ("SFAS 128"), which has changed the method of calculating earnings per share. SFAS 128 requires the presentation of "basic" and "diluted" earnings per share on the face of the income statement. Loss per common share is computed by dividing the net loss by the weighted average number of common shares and common equivalent shares outstanding during each period.

(k)  Statements of Cash Flows:

     For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

(l)  New Accounting Pronouncements:

     SFAS 130 "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997. This statement prescribes standards for reporting comprehensive income and its components. Since the Company currently does not have any items of other comprehensive income, a statement of comprehensive income is not yet required.

     SFAS 131 "Disclosures About Segments of an Enterprise and Related Information", is effective for years beginning after December 15, 1997. The Company does not presently believe that it operates in more than one identifiable segment.

(m)  Impact of the Year 2000 Issue:

     The year 2000 issue ("Y2K") is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could potentially result in a system failure or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in other similar normal business activities. The Company's current accounting system was purchased "off-the-shelf,""and this will be replaced, if necessary, by Y2K compliant software and hardware available from retail vendors at reasonable cost. The Company has not yet contacted other companies on whose services it depends to determine whether such companies' systems are Y2K compliant.


NOTE 4 - INVENTORIES:

     Inventories consist of the following as of December 31, 1998 and 1997:

                                             1998         1997
                                            -------     --------
         Finished goods                     $37,255     $143,899
         Raw materials                       18,116         -
                                            -------     --------
                                            $55,371     $143,899
                                            =======     ========

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 5 - FIXED ASSETS:

     Fixed assets consist of the following as of December 31, 1998 and 1997:

                                              1998     1997
                                            -------  -------
         Computer equipment                 $29,447  $29,447
         Office equipment                     7,513    6,000
                                             36,960   35,447
         Less: accumulated depreciation      35,750   31,942
                                            -------  -------
                                            $ 1,210  $ 3,505
                                            =======  =======

NOTE 6 - OTHER ACCRUED LIABILITIES:

     Other accrued liabilities consist of the following as of December 31, 1998 and 1997:

                                             1998       1997
                                           --------   -------
         Accrued distribution fee          $   -        1,499
         Accrued interest payable
          (Notes 7 and 8)                   143,998   124,288
         Other accrued expenses              13,475    12,035
                                           --------  --------
                                           $157,473  $137,822
                                           ========  ========

NOTE 7 - NOTES PAYABLE TO RELATED PARTIES:

     During the fiscal year ended March 31, 1994, the Company borrowed $100,000 from a shareholder of the Company. This loan, which was originally due on demand, was formalized in the form of a promissory note during September 1995. In April 1996, the maturity date of the $100,000 obligation was revised to occur subsequent to the repayment of the promissory note issued in April 1996 as further described in Note 8. The loan was non-interest bearing through April 1994. From May 1994 through maturity, interest accrues at an annual rate of 6% and is payable upon maturity. In September 1996, the maturity date of this promissory note was revised to occur the earlier of: (i) February 1, 1998 or (ii) upon the occurrence of events defined by the note as a "Change in Control." The Company has not repaid this note and is currently negotiating to satisfy this liability with a payment of $25,000. Accrued interest payable related to this note amounted to $33,491 at December 31, 1998.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 7 - NOTES PAYABLE TO RELATED PARTIES (Continued):

     During the fiscal year ended March 31, 1995, the Company issued two promissory notes of $25,000 each to an investor, who is related to the founder of the Company, which were originally due in November and December 1998, respectively. The Company repaid $25,000 of these notes in April 1995. In September 1995, the maturity date of the outstanding promissory note was revised to occur the earlier of the Company receiving proceeds from a securities offering or June 1, 1996. In April 1996, the maturity date of the outstanding promissory note was revised to occur subsequent to the repayment of the promissory note issued in April 1996 as further described in Note 8. In September 1996, the maturity date of this promissory note was revised to occur the earlier of: (i) February 1, 1998 or (ii) upon the occurrence of events defined by the note as a "Change in Control." Interest accrues at an annual rate of 6% and is payable at the maturity date of the note. On May 1, 1998, these notes along with accrued interest were reduced to $11,250 and fixed at that amount with $6,250 to be paid at the closing of the offering of securities contemplated in 1999. The other $5,000 is to be paid from the proceeds of additional offerings of securities closed prior to April 30, 2001. This forgiveness of debt is part of a settlement reached with the founder.

     On May 30, 1996, the Company received loans aggregating $100,000 from two stockholders. The loans were originally due on demand bearing interest at a rate of 10%. In September 1996, the maturity date of these promissory notes was revised to occur the earlier of: (i) twenty-four months from the date of the loans, or (ii) the date the Company successfully consummates an initial public offering of securities of the Company, but only to the extent that the over-allotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the over-allotment option. These notes are still outstanding at December 31, 1998. Accrued interest payable related to these notes amounts to $25,833 and $15,833 at December 31, 1998 and 1997, respectively.

     During the fiscal year ended March 31, 1994, the Company obtained loans from the founder of the Company, and issued promissory notes of $40,000 and $15,000 which were payable in May and June 1998, respectively. Interest accrued at an annual rate of 8% and was payable at the maturity date of the notes. On August 28, 1996, the founder of the Company was issued an additional promissory note of $206,250. The funds that the founder lent the Company were a result of the founder selling 183,333 shares of his stock to an investor at a price of $1.12 per share. This loan bears interest at an annual rate of 8% and was originally payable the earlier of: (i) thirteen months from the date of the loan, or (ii) the successful consummation of an initial public offering of securities of the Company, but only to the extent that the over-allotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the over-allotment option. In September 1996, the maturity date of this promissory note was revised to occur twenty-four months from September 30, 1996. In addition, the revised promissory note provides that one-half of the note will be paid with accrued interest in the event the Company successfully consummates an initial public offering of securities of the Company, but only to the extent that the over-allotment option is exercised in such offering and only from the proceeds received by the Company from the exercise of the over-allotment option. On May 1, 1998, these two notes along with accrued interest were reduced to $180,386 and fixed at that

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 7 - NOTES PAYABLE TO RELATED PARTIES (Continued):

     amount with $70,336 to be paid at the closing of the offering of securities contemplated in 1999 and 12 monthly payments of $5,000 effective May 1998. The other $50,000 is to be paid from the proceeds of additional offerings of securities closed prior to April 30, 2001. This forgiveness of debt is part of a settlement agreement reached with the founder. The Company is current in its monthly payments of $5,000, and at December 31, 1998, the outstanding balance was $135,336.

     In August and September 1996, the Company received three loans from a stockholder aggregating $253,750. A portion of the funds that this shareholder lent the Company was a result of the shareholder selling shares of his stock to investors. In August 1996, this shareholder sold 38,889 shares of his stock at a price of $1.12 per share. In September 1996, the shareholder sold 23,333 shares of his stock at a price of $1.50 per share. During 1997 the Company repaid the entire balance of $253,750 plus interest accrued (at an annual rate of 8%), to the date of repayment of $18,162.

     As of December 31, 1998 and 1997, loans payable to related parties aggregated $346,586 and $486,250, respectively. Interest accrued and unpaid at December 31, 1998 and 1997 aggregated $59,324 and $90,455, respectively.


NOTE 8 - NOTES PAYABLE - OTHER:

     In April 1996, the Company issued a promissory note in the amount of $830,275 in exchange for certain trade accounts payable. The Company was required to make payments in monthly installments beginning May 1996 consisting of: (i) accrued interest, and (ii) principal in the amount of $12,000. In addition to these monthly installments, the Company was required to pay additional amounts upon the occurrence of certain events. In the event the Company did not complete an initial public offering, the note was due in full on December 31, 1996. Interest on the promissory note accrues at the prime rate plus 1% per annum. This note is collateralized by substantially all of the assets of the Company. The balance of this note was $710,275 at December 31, 1996. Accrued interest payable related to this note amounted to $2,738 at December 31, 1996. In April 1997, the terms of the note were amended to provide for payments to the lender, from the proceeds of the Company's initial public offering, in the amount of $575,000 with the balance of $135,275 payable on December 31, 1997. In the event that the initial public offering was not completed by June 1, 1997, all amounts outstanding will then become immediately due and payable in full. Further, in April 1997, the Company issued a $221,550 convertible note due December 31, 1998 in exchange for a like amount of trade payables. The convertible note bears interest at 10% per annum, payable at maturity, and is convertible by the holder into the Company's common stock at a conversion rate of $3.00 principal amount for each share of common stock at the option of the holder at any time prior to maturity. In June 1997, the Company renegotiated the terms of this agreement. The renegotiated terms provide that if the Company's initial public offering is not completed by July 15, 1997, all amounts will then become immediately due and payable in full. In addition, the balance due to the lender from the proceeds of the Company's initial public offering was increased from $575,000 to $595,000 and the principal balance of the convertible note due December 31, 1998 was reduced to $201,000. On August 8, 1997, at the closing of the initial

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 8 - NOTES PAYABLE - OTHER (Continued):

     public offering, the principal amount plus all accrued interest was paid. At December 31, 1998, $115,275 plus accrued interest of $15,280 of the convertible note remain unpaid. During 1997, the Company issued an additional 10% promissory note to this vendor in the amount of $193,033 in exchange for a like amount of trade payables, which amount is still outstanding at December 31, 1998, plus accrued interest of $28,955. The creditor has agreed to accept payment of $190,000, to satisfy these notes plus accrued interest, if such payment is made by April 10, 1999. The Company plans to make that payment from the proceeds of the proposed offering (see Note 14).

     On August 20, 1996, the Company issued a promissory note in the amount of $289,482 in exchange for certain trade accounts payable and inventories. The note bears interest at a rate of 10% per annum and was payable on or before November 15, 1996. The balance of this note was $210,283 at December 31, 1996. On December 31, 1996, the Company was not in compliance with the terms of the note, however, the vendor amended the agreement to permit the Company to be in compliance with such terms at December 31, 1996. In February 1997, the Company issued a second promissory note in the amount of $20,000 in exchange for a like amount of trade payables. In April 1997, the lender agreed to extend the due date of such notes to the earlier of June 1, 1997 or the closing of the Company's initial public offering. In the event the Company completed its initial public offering by June 1, 1997, the lender agreed to extend the due date of the then outstanding $96,000 of principal to December 31, 1998. If such amount is extended, the lender has the right to convert such amount into 32,000 shares of the Company's common stock at any time prior to maturity. At December 31, 1998, $96,000 of the convertible note plus accrued interest of $11,394 remain unpaid.

     In December 1996, the Company issued a $225,000 promissory note to an investor bearing interest at the rate of 8% per annum. This note was payable in full the earlier of: (i) December 31, 1997 or (ii) five days after the closing date of an initial public offering. In lieu of receiving payment, the investor had the right to convert this promissory note within five days of the closing of such initial public offering into 200,000 shares of common stock of the Company, par value $.001 per share. Imputed interest resulting from the difference between the estimated fair value of the Company's common stock and the conversion price has been provided for and was charged to operations over the period this note first became convertible. Interest expense of $360,000 was recognized by the Company during the three months ended March 31, 1997, which represented the amortization of the imputed interest associated with this transaction. In April 1997, the investor elected to convert this note.

     In January 1997, the Company issued a convertible promissory note to an investor bearing interest at the rate of 8% per annum, in the principal amount of $100,000. This convertible note is to be paid in full the earlier of five days after the closing of an initial public offering or January 31, 1998. In April 1997, the investor converted the note into 78,431 shares of the Company's common stock. Interest expense of $252,940 representing the difference between the estimated fair value of the Company's common stock and the conversion price was recognized during the three months ended March 31, 1997.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 8 - NOTES PAYABLE (Continued):

     In March 1997, the Company issued a $50,000 promissory note to an investor bearing interest at the rate of 10% per annum. This note is payable on demand on or after May 12, 1997. As additional consideration for this loan, the Company issued the lender 2,000 shares of its common stock. These shares were valued at $4.50 per share, the estimated fair market value of the stock at the date of issuance. On April 3, 1997, the lender converted $25,000 of the outstanding note balance into 12,500 shares of the Company's common stock. An interest charge of $31,000 representing the difference between the estimated fair value of the Company's common stock and the value the Company ascribed to these shares on the date of issuance was recognized by the Company upon conversion. In June 1997, the lender agreed to extend the maturity date of the outstanding note balance to the earlier of July 31, 1997 or the completion of the Company's initial public offering. This note was fully repaid in August 1997, together with interest accrued to the date of payment.

     In May 1997, the Company negotiated with a creditor in connection with trade accounts payable balances owed to this creditor aggregating $60,000. The creditor agreed that the Company would repay $30,000 of this balance upon completion of an initial public offering. The Company issued a convertible promissory note for the remaining outstanding balance of $30,000 bearing interest at the rate of 10% per annum. The note was payable in full on December 31, 1998. As of December 31, 1998, $30,000 plus accrued interest of $5,000 remained unpaid. In lieu of receiving payment, the creditor has the right to convert this promissory note, at any time prior to the maturity date, into 10,000 shares of common stock of the Company.

     In May and June 1997, the Company issued three promissory notes to investors bearing interest at the rate of 12% per annum in the aggregate principal amount of $150,000. These notes are payable in full the earlier of: (i) July 31, 1997 or (ii) on the date of an initial public offering. In connection with these transactions, the Company issued an aggregate of 75,000 warrants, expiring July 31, 2000, to these investors to purchase 75,000 shares of the Company's common stock at a price of $3.00 per share. These notes were paid in full in August 1997, together with interest accrued to the date of payment.

     From July through November 1998, the Company issued an aggregate of 7.8 private placement units, each unit consisting of $50,000 principal amount of private placement notes and 200,000 shares of the Company's common stock. The notes, aggregating $390,000, bear interest at the rate of 12% per annum and are payable on the earlier of December 1, 1999 or the closing of the proposed offering. Accrued interest at December 31, 1998 amounted to $12,444 (see also Note 10).

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE   9   -  INCOME TAXES:

                  A reconciliation between the actual income tax (benefit) and the amount computed by applying the statutory Federal income tax rate to the loss before taxes is as follows:

                                                                          1998         1997
                                                                       ----------  ------------
         Tax expense (benefit) at statutory Federal
          income tax                                                  $(378,000)   $(1,532,000)
         Nondeductible compensation                                       98,000       450,000
         Net operating loss not currently utilizable                     280,000     1,082,000
                                                                       ---------   -----------
                                                                       $    -      $      -
                                                                       =========   ===========

          The tax effects of temporary differences and loss carryforwards giving rise to deferred tax assets and liabilities are as follows:

                                                                         1998           1997
                                                                       ----------  ------------

         Net operating loss and other carryforwards                   $3,268,000   $ 2,890,000
         Bad debts                                                          -            5,000
         Depreciation/amortization                                          -            1,000
         Deferred compensation                                           350,000       276,000
                                                                     -----------   -----------
                                                                       3,618,000     3,172,000
         Valuation allowance                                          (3,618,000)   (3,172,000)
                                                                     -----------   -----------
                                                                     $      -      $      -
                                                                     ===========   ===========

     The Company anticipates that for the foreseeable future it will continue to be required to provide a 100% valuation allowance for the tax benefit of its net operating loss carryforward and temporary differences as the Company cannot presently predict when it will generate sufficient taxable income to utilize such deferred tax assets.

     At December 31, 1998 and 1997, Company had net operating losses available to carry forward of approximately $9,300,000 and $8,500,000 respectively, for tax purposes. Such net operating loss carryforwards expire through the year ending 2014. No benefit has been recorded for such loss carryforwards since realization cannot be assured. The Company's use of its net operating loss carryforwards is limited as the Company is deemed to have undergone an ownership change as defined in Internal Revenue Code Section 382.


NOTE 10 - STOCKHOLDERS' EQUITY:

     On May 30, 1996, the Board of Directors authorized a reverse stock split in the ratio of one common share for every six and one-half common shares outstanding as of that date. In addition, on such date, the Board of Directors approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock from 3,076,923 to 20,000,000 shares. On February 6, 1997, the Board of Directors authorized a reverse stock split in the ratio of two common shares for every three common shares outstanding as of February 7, 1997. The reverse splits and changes in authorized capital have been retroactively reflected for all periods presented.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 10 - STOCKHOLDERS' EQUITY (Continued):

     During June 1996 through September 1996, the Company completed a Private Placement Offering pursuant to Rule 506 of the Securities Act of 1933 consisting of the sale of 61.5 units (the "Second Private Placement"). Each unit consisted of a $2,500, 12% subordinated promissory note and 7,500 shares of common stock at an offering price of $25,000 per unit. The note balance at December 31, 1996 which resulted from this Second Private Placement was $153,750. These notes mature on the earlier of: (i) July 31, 1997, or (ii) the closing date of the initial public offering. Accrued interest payable related to these notes amounted to $7,688 at December 31, 1996. In April 1997, $30,000 of such notes, as well as $2,100 of accrued interest, were converted to 16,050 shares of the Company's common stock. The balance was repaid upon the successful completion of the Company's IPO in July 1997.

     In March 1997, the Company in connection with entering into a two-year exclusive East coast manufacturing agreement, issued 35,000 shares of its common stock. These shares were valued at $4.50 per share, the estimated fair market value of the stock at the date of issuance. Pursuant to the agreement, the manufacturer agreed to provide $250,000 of 21-day credit terms. Further, the Company was obligated to pay the manufacturer $150,000 against existing amounts owed by April 30, 1997. In the event such amount was not paid, the Company was obligated to issue an additional 30,000 shares of its common stock to the manufacturer. These additional shares were issued to the manufacturer in May 1997.

     In May 1997, the Company issued 100,000 shares of its common stock to its legal counsel for services rendered during March and April of 1997. These shares were valued at $4.50 per share, the estimated fair value of the stock at the date of issuance and, accordingly, $450,000 was charged to operations during the year ended December 31, 1997.

     In June 1997, the Company issued 13,307 shares of its common stock to certain individuals in settlement of amounts owed to these individuals aggregating $39,921. An interest charge of $19,961 representing the difference between the estimated fair value of the Company's common stock and the value the Company ascribed to these shares on the date of issuance was recognized by the Company in the year ended December 31, 1997.

     On July 31, 1997, the Company completed its Initial Public Offering ("IPO") of 700,000 units sold to investors on the OTC Bulletin Board at $6.20 per unit for aggregate gross proceeds of $4,340,000. Each unit contained one share of common stock and two Class A warrants to purchase one share of Common Stock each at $5.00 per share. The Company realized net proceeds of $3,342,444.

     In August 1997, the Company issued 35,500 shares of common stock as compensation for professional fees rendered aggregating $206,250.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 10 - STOCKHOLDERS' EQUITY (Continued):

     In February 1998, the Company issued 30,000 shares of non-restricted common stock as compensation for consulting services to be rendered in 1998. The Company charged $88,800 to operations based upon the market value of the stock at the time of issuance. The Company also issued 29,979 shares of common stock to this consultant in lieu of monthly payments aggregating $33,333, due under an agreement. In August 1998, the Company issued 97,500 shares of restricted common stock as compensation for professional services rendered. These shares were valued at 50% of the market price at the time of issuance and, accordingly, $36,564 was charged to operations.

     In October 1998, the Company issued 170,000 shares of common stock (valued at 75% of the proposed public offering price - see Note 14), to two directors as compensation for prior services rendered. The Company charged $127,500 to operations.

     In November 1998, the Company issued 1,560,000 shares of common stock, valued at $0.75 per share, as additional interest in connection with the private placement notes (see Note 8). The aggregate value of $1,170,000, was deemed a financing charge, and is being amortized over the term of the notes, one year. Amortization expense for the year ended December 31, 1998, aggregated $140,400.


NOTE 11 - STOCK OPTION PLANS:

     At December 31, 1997, the Company has two stock-based compensation plans, which are described below. The Company utilizes APB Opinion 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for stock options issued to employees. The Company applies Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," in accounting for stock options issued to non-employees. No options were granted under these plans during 1998 or 1997.

     Had compensation cost for employees been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123 (Black-Scholes option valuation model), the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated:

                                                     Year Ended December 31,
                                                     -----------------------
                                                     1998               1997
                                                 -----------          -----------
             Net loss:
               As reported                       $(1,113,155)        $(4,502,645)
               Pro forma                          (1,146,550)         (4,732,943)
             Net loss per share:
               As reported                             $(.31)             $(1.69)
               Pro forma                                (.32)              (1.78)

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997
                           --------------------------


NOTE 11 - STOCK OPTION PLANS (Continued):

     In August 1995, the Company formally adopted a Long-Term Incentive Plan (the "1995 Plan"), which provides that the Company may grant certain key employees or consultants either stock options, stock appreciation rights, restricted stock, performance grants or other Company securities (the "Awards"). The 1995 Plan, as amended, authorizes the issuance of a maximum of 433,333 shares of common stock. As of December 31, 1998, the Company has granted an aggregate of 306,667 options to purchase common stock with exercise prices ranging from $1.50 to $3.00 under this Plan. At December 31, 1998 and 1997, options exercisable under this plan were 306,667. None of these options have been exercised to date. Options granted under this plan are exercisable six months from date of grant and expire 10 years from date of grant.

     On October 15, 1996, the Company's Board of Directors approved a 1996 Non-qualified Stock Option Plan ("Non-qualified Plan") for officers, directors, employees and consultants of the Company. The Plan, as amended, authorizes the issuance of up to 500,000 shares of common stock. As of December 31, 1998, the Company has granted 478,332 options to purchase shares of common stock under the Non-qualified Plan at an exercise price of $1.50. None of the stock options granted have been exercised to date. Options granted under this plan are exercisable six months from date of grant and expire 10 years from date of grant.

     A summary of stock option activity related to the Company's Plans is as follows:

                                                                                           Weighted
                                                                                           Average         1996
                                                                       1995 Plan           Exercise   Non-qualified Plan
                                                                 Shares     Price Range      Price   Shares    Price Range
                                                                 ------     -----------    --------  ------    -----------

         Outstanding at January 1, 1996                             -                                   -
         Granted during 1996                                     256,667   $1.50 - $3.00    $1.69    396,666     $1.50
                                                                 -------                             -------
         Outstanding at December 31, 1996                        256,667   $1.50 - $3.00    $1.69    396,666     $1.50
         Granted during 1997                                      50,000       $1.50        $1.50     81,666     $1.50
                                                                  ------                              ------
         Outstanding at December 31, 1997
                            and 1998                             306,667       $1.66                 478,332     $1.50
                                                                 =======                             =======
         Exercisable at December 31, 1997
                            and 1998                             306,667   $1.50 - $3.00    $1.69    478,332     $1.50
                                                                 =======                             =======

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK:

     The carrying amounts of cash, accounts receivable, accounts payable and other accrued liabilities are estimated to approximate their fair value. The Company believes that it is not practicable to estimate the value of its debt obligations due to its current financial condition.

     Concentration of credit risk with respect to trade accounts receivable exists as the Company sells products primarily to one distributor. The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral or other security. The distributor referred to in Note 3e accounted for approximately 91% of the Company's sales for the year ended December 31, 1997. As of December 31, 1997, the Company no longer sells to this distributor and there are no amounts uncollected.

     The Company's products have historically been manufactured by independent facilities. These facilities have ceased manufacturing on behalf of the Company due to the fact that these facilities are owed substantial sums of money by the Company.


NOTE 13 - COMMITMENTS AND CONTINGENCIES:

(a)  Lease Commitments:

     The Company is currently renting office space on a month to month basis. The monthly rent expense is $650. Rent expense for the years ended December 31, 1998 and 1997 aggregated $27,049 and $32,160, respectively.

(b)  Employment Contracts:

     The Company had employment agreements with the founder and another employee which provided for annual base salaries of $125,000 and $40,000, respectively, and expire, as amended, in June 2001 and June 1998, respectively. During the year ended December 31, 1996, these individuals voluntarily waived all rights to receive the accrued salaries payable to them aggregating $110,565 and, accordingly, such amount was recorded as a contribution to the Company's additional paid-in capital. Further, in April 1997, the founder agreed to waive an additional $27,333 of accrued salary through February 28, 1997. In December 1997 the employee whose contract expired in June 1998, agreed to modify the agreement and be compensated on an hourly basis which is anticipated to produce substantially lower compensation. The agreements with the founder and another employee have been terminated as part of a settlement agreement which includes the repayment of debt by the Company (See Note 7). Under the terms of the settlement dated May 1, 1998, the Company agreed to repay debt as previously discussed, along with an auto lease and health insurance.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued):

(b)  Employment Contracts (continued):

     In March 1997, the Company entered into a two-year employment agreement with its Vice- President - Finance which provided for an annual base salary of $95,000 for the first year and $105,000 for the second year. In November 1997, this employee resigned, however remained as a member of the Board of Directors.

     On July 16, 1997, the Company entered into an employment agreement with its Vice-President Marketing. The agreement provided for an annual base salary of $115,000, plus an incentive bonus. This agreement was for an initial term of one year from the effective date of the initial public offering of the Company's securities. Options were granted to purchase 66,667 shares of the Company's common stock at an exercise price of $1.50 per share. The Company was responsible for up to $25,000 of expenses related to the employee traveling to and from Buffalo, NY, temporary living and other such amounts necessary for the employee to devote his full time employment to the Company. The agreement also provided for an automobile allowance of $650 per month. On September 15, 1998, this employee was terminated due to the limited operations of the Company.

(c)  Consulting Agreements:

     On March 1, 1994, the Company entered into a consulting agreement with an investor (the "Investor"), whereby the Company shall pay the Investor $75,000 for the first year ended March 31, 1995, $100,000 for the second year and $125,000 for the third year. The Company recorded accrued consulting expense of $89,585 during the year ended December 31, 1996. In September 1996, this investor voluntarily waived all rights to receive the consulting fee payable to him and accordingly, the aggregate amount waived, $247,917 has been reflected as a contribution to additional paid-in capital.

     In November 1996, this consulting agreement was superseded by a new agreement. The new agreement provides that beginning January 1, 1997, the Company will pay consulting fees to the Investor at the rate of $125,000 per annum for a three-year period. However, no monies will be paid to this Investor until such time as the Company shall consummate a private or public offering of its securities for not less than $2,000,000 in gross proceeds.

     In April 1997, the November 1996 consulting agreement was terminated and, in consideration for such termination, the Company issued 150,000 shares of its common stock to the consultant. At March 31, 1997, accrued compensation payable to this consultant aggregated approximately $31,000. In April 1997 the Company recognized a charge to operations of approximately $644,000 based upon the estimated fair market value of the shares issued to the consultant.

     During the year ended December 31, 1996, the Company entered into a consulting agreement with an entity that will provide sales and marketing advisory and consulting services to the Company. This entity will receive 30,000 shares of common stock (see Note 10), an annual consulting fee of $50,000 and has received options to purchase 133,333 shares of the Company's common stock at $1.50 per share expiring October 15, 2006. One third of such options become exercisable at the end of each successive six-month period. At December 31, 1997, options to purchase 88,889 common shares were exercisable.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------


NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued):

(c)  Consulting Agreements (continued):

     In August 1998, the Company entered into a consulting agreement with an individual to provide financial services. This agreement calls for weekly payments of $1,850 plus reasonable expenses and the issuance of 97,500 shares of the Company's common stock. The Company recorded an expense of $36,564 in connection with the issuance of those shares.

(d)  Line of Credit:

     In December 1995, the Company obtained an unsecured line of credit for $25,000. Borrowings under this line bear interest at 15% per annum. Borrowings outstanding under this line at December 31, 1997 were $9,374, which amount was repaid during 1998.

(e)  Legal Proceedings:

     The Company is subject to various legal proceedings, claims and liabilities which have arisen as a result of the Company's inability to satisfy its liabilities. In the opinion of management, the amount of such liabilities, including applicable interest, has been provided for with respect to these actions, in the aggregate of $160,000. In addition, the Company is subject to two additional actions brought by (i) Darigold, Inc., which seeks damages in the amount of $59,379 arising from the Company's alleged failure to accept return of product and (ii) Lee's Marketing which seeks $128,354 for services allegedly performed in 1996. The Company intends to deny these allegations and to vigorously defend these actions. The Company has not recorded any potential liability arising from these two actions.

(f)  Acquisitions:

     On July 20, 1998, the Company entered into two agreements to acquire companies engaged in the full service distribution of ice cream in the New York Metropolitan area. In exchange for all the assets of New Yorker Ice Cream Corp., the Company will pay (i) $515,000 at closing, (ii) $150,000 payable in six months with interest at 8% per annum, (iii) issuance of 650,000 shares of the Company's common stock and (iv) will assume an existing obligation of $695,000, paying $200,000 at closing, and the remaining $495,000 over four years with interest at 8% per annum. In exchange for all the assets of Jerry's Ice Cream Co., Inc., the Company will pay $255,000 at closing, $50,000 payable in six months with interest at 8% per annum and 170,000 shares of the Company's common stock.

     In connection with these acquisitions, the Company entered into an agreement with an unrelated third party that provides for a finder's fee in the amount of 1,500,000 shares of the Company's common stock and 750,000 options to purchase additional shares at an exercise price of $1.50, which amounts are payable upon the closing of the acquisitions. All future acquisitions introduced by this third party, will involve similar fee arrangements to be negotiated prior to the closing of each transaction.

                           NEW YORKER MARKETING CORP.
                           --------------------------
                        (formerly Mike's Original, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued):

(f)  Acquisitions (continued):

     As of December 31, 1998, the Company had (i) made payments to the sellers aggregating $90,000 as required per the terms of the agreements, (ii) deposited $38,243 towards the purchase of new equipment and (iii) incurred $58,936 of costs associated with these acquisitions.

     The Company has also entered into five-year employment agreements with two individuals to serve as President and Vice-President, which become effective upon the closing of these acquisitions. These agreements provide for annual payments of $126,000 and $115,500, respectively, issuance of shares of common stock and bonus arrangements. The current President of the Company will resign upon the closing of these acquisitions, and a consulting agreement which provides for monthly payments of $5,000, will then become effective.

(g)  Government Regulation:

     The Company is subject to regulation by various governmental agencies regarding the distribution and sale of food products, including the FDA and various state agencies. The Company believes that its marketing and distributing operations comply with all existing applicable laws and regulations.

(h)  Insurance:

     The Company's business exposes it to potential liability which is inherent in the marketing and distribution of food products. The Company currently maintains $2,000,000 of product liability insurance. The Company also maintains $1,000,000 of general and personal injury insurance per occurrence and $5,000,000 in the aggregate. If any product liability claim is made and sustained against the Company and is not covered by insurance, the Company's business and prospects could be materially adversely affected.


NOTE 14 - PROPOSED PUBLIC OFFERING:

     The Company has filed a Registration Statement with the Securities and Exchange Commission to register 3,500,000 shares of common stock
     (pre-split), at a price of $1.00 per share, or an aggregate of approximately $2,800,000 of net proceeds. Proceeds from this offering will be used to repay existing debt, including the promissory notes from the private offering (see Note 8), acquire certain operating assets (see Note
     13f) and for general working capital.

     The proposed offering also covers the sale of 1,560,000 shares of common stock held by certain shareholders. The Company will not receive any of the proceeds from the sale of these shares.

     In December 1998, the stockholders approved a reverse stock split in the ratio of one common share for every five common shares outstanding. Such reverse split will take effect upon the consummation of the Company's proposed public offering.

  Report of Independent Accountant

  To The Stockholders of
  New Yorker Ice Cream Corp.
  -------------------------

  I have audited the accompanying balance sheets of New Yorker Ice Cream Corp., as of December 1998 and December 31, 1997, and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

  I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Yorker Ice Cream Corp., as of December 31, 1998 and December 31, 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    /s/ Sidney Neuhof
  ------------------------
        Sidney Neuhof
  Certified Public Accountant

  February 15, 1999

  NEW YORKER ICE CREAM CORP.                                            PAGE (2)

  BALANCE SHEETS
  AS AT:  DECEMBER 31, 1998 AND DECEMBER 31, 1997
  -----------------------------------------------

                                     ASSETS
                                     ------
                                          December 31, 1998   December 31, 1997
                                          -----------------   -----------------
  CURRENT ASSETS
  Cash in banks                                 $ 20,697            $  --
  Accounts receivable - net                      295,259            251,964
  Merchandise inventory - Note 1                 197,100            184,612

  Other current assets                              --               10,979
                                                --------           --------
     Total current assets                        513,056            447,555

FIXED ASSETS
  Furniture and fixtures
     Net of accumulated depreciation
     of $520,157 for 1998 and
     $494,915 for 1997 - Note 1                  109,658            111,187

OTHER ASSETS
    Intercompanies - Note 2                       42,705              1,394


                                                --------           --------
TOTAL ASSETS                                    $665,419           $560,136
                                                ========           ========



                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------

  CURRENT LIABILITIES
     Bank overdraft                            $   -              $ 28,979
     Loans payable - bank -  Note 3             100,000            100,000
    Accounts payable and accrued expenses       347,774            347,692
                                               --------           --------
       Total current liabilities                447,774            476,671
  OTHER LIABILITIES
    Loans payable - long term Note 4            112,000            106,000
    Officer Loan   Note 5                       123,443               -
                                               --------            -------
                                                235,443            106,000
  STOCKHOLDER'S EQUITY
     Capital stock
        83.25 shares authorized, issued
        and outstanding                          26,750             26,750
     Additional Paid-In-Capital                 117,897            117,897
     Treasury Stock                            (147,808)          (147,808)
     Retained Earnings (deficit)                (14,637)           (19,374)
                                               --------           --------
        Total stockholder's equity (deficit)    (17,798)           (22,535)
                                               --------           --------
  TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                         $665,419           $560,136
                                               ========           ========

  The accompanying notes are an integral part of these financial statements.

  NEW YORKER ICE CREAM CORP.                                            PAGE (3)
  STATEMENTS OF OPERATIONS
  FOR THE YEARS ENDED:  DECEMBER 31, 1998 AND DECEMBER 31, 1997


                                   1998                 1997
                                   ----                 ----

  NET SALES - Note 8             $6,145,418          $6,498,430



  COST OF GOODS SOLD              5,130,871           5,412,912
                                 ----------          ----------


  GROSS PROFIT                    1,014,547           1,085,518
                                 ----------          ----------


  OPERATING EXPENSES                993,257             975,571
                                 ----------          ----------


  INCOME BEFORE OTHER EXPENSES       21,290             109,947



  OTHER EXPENSES:
     Interest expense                16,553              15,852
                                 ----------          ----------


  NET INCOME                     $    4,737           $  94,095
                                 ==========           =========



  The accompanying notes are an integral part of these financial statements.

  NEW YORKER ICE CREAM CORP.                                            PAGE (4)
  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
  FOR THE YEARS ENDED:  DECEMBER 31, 1998 AND DECEMBER 31, 1997





                                               Additional                     Retained
                                  Capital       Paid In        Treasury       Earnings
                                   Stock        Capital          Stock        (Deficit)       Total
                                  -------      ----------      --------       ---------       -----

  Balance   January 1, 1997        $26,750      $117,897       (147,808)      (113,469)     (116,630)

  Net Income                          -             -              -            94,095        94,095
                                   -------       -------        -------        -------       -------
  Balance - December 31, 1997       26,750       117,897       (147,808)       (19,374)      (22,535)

  Net Income                                                                     4,737
                                   -------      --------       --------       --------      --------
  Balance   December 31, 1998      $26,750      $117,897      ($147,808)     ($14,637)      ($17,798)
                                   =======      ========      =========       =======        =======



  The accompanying notes are an integral part of these financial statements.

  NEW YORKER ICE CREAM CORP.                                            PAGE (5)
  STATEMENTS OF CASH FLOWS
  FOR THE YEARS ENDED:  DECEMBER 31, 1998 AND DECEMBER 31, 1997

                                                            1998             1997
                                                            ----             ----
  CASH FLOWS FROM OPERATING ACTIVITIES:

   Net Income                                            $    4,737       $   94,095

     Adjustments to reconcile net income to net
        Cash provided by operating activities
            Depreciation and Amortization                    25,242           33,506
            (Increase) in accounts receivable               (43,295)         (39,770)
            (Increase) Decrease in inventory                (12,488)          52,350
            Decrease (Increase) in other current assets      10,979          (10,979)
            (Increase) Decrease in bank overdraft           (28,979)          28,979
            Increase (Decrease) in accounts payable and
              accrued expenses                                   82          (85,551)

    Net cash used by operating activities                  --------         --------
                                                            (43,722)          72,630
                                                           --------         --------
  CASH FLOWS FROM INVESTING ACTIVITIES:

     Fixed assets                                           (23,713)         (10,336)
     Other assets                                              -                -
                                                           --------         --------
     Net cash used in investing activities                  (23,713)         (10,336)
                                                           --------         --------

  CASH FLOWS FROM FINANCING ACTIVITIES:

     Intercompany   net                                     (41,311)        (107,425)
     Loans   Net                                              6,000           41,000
     Shareholder's Loans                                    123,443             -
                                                           --------         --------
     Net cash provided by (used in) financing activities     88,132          (66,425)
                                                           --------         --------
  NET INCREASE (DECREASE) IN CASH                            20,697           (4,131)

  CASH AT BEGINNING OF YEAR                                    -               4,131
                                                           --------         --------
  CASH AT END OF YEAR                                    $   20,697         $      0
                                                           ========         ========


  The accompanying notes are an integral part of these financial statements.

                                                                        PAGE (6)



                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------


  NOTE 1
  ------
  HISTORY AND BUSINESS DESCRIPTION
  --------------------------------
  New Yorker Ice Cream Corp., was incorporated under the laws of the state of New York on December 1, 1996.

  The company distributes various types of ice cream products such as Haagen Dazs and Baskin Robbins to retail stores and for food servicing. They also sell to sub-distributors who work out of the company's facility. The company adds 7% to 10% to the cost of the merchandise which is included in sales.

  All of the shares of the company were purchased by Theodore Ketsoglou on May 13, 1991 from the estate of Joseph K. Ketsoglou.

  In 1993 Mr. Theodore Ketsoglou sold all his stock to the The Kerry Group, Inc., with The Kerry Group, Inc., assuming the outstanding note obligation due to the estate in return for the ownership of New Yorker Ice Cream Corp.

  The Kerry Group, Inc., is a management consulting company whose primary client is New Yorker Ice Cream Corp. These financials do not include the financial information of The Kerry Group, Inc. Mr. Theodore Ketsoglou is the 100% shareholder of The Kerry Group, Inc.

  USE OF ESTIMATES
  ----------------
  The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENT
  ------------------------
  All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

                                                                        PAGE (7)

  -----------------
  INVENTORIES
  -----------
  Inventories are valued at the lower of cost or market, cost being determined using the first in, first out (FIFO) method. All inventory are prepackaged units which are available for sale.

  PROPERTIES, RENTAL EQUIPMENT, AND DEPRECIATION
  ----------------------------------------------
  Properties and rental equipment are carried at cost and are depreciated over the estimated lives of such assets using the straight-line method. Leasehold improvements are amortized over the shorter of the asset lives or the terms of the respective leases.

             Properties, Rental Equipment And Depreciation Schedule
             ------------------------------------------------------

                                       1998                        1997
                               -----------------------     -----------------------
                               Asset       Accumulated     Asset      Accumulated
                               Value      Depreciation     Value      Depreciation
                               -----      ------------     -----      ------------
Freezer Cabinets              $317,765      $263,198      $294,052      $244,988

Machinery                       61,481        61,481        61,481        61,481

Office Equipment                 8,997         8,901         8,997         8,901

Vehicles                        55,122        53,740        55,122        52,765

Improvements                   186,450       132,837       186,450       126,780
                              --------      --------      --------      --------
                              $629,815      $520,157      $606,102      $494,915
                              ========      ========      ========      ========

                                                                        PAGE (8)



  NOTE 2
  ------
  INTERCOMPANIES - PARENT AND RELATED COMPANIES
  ---------------------------------------------
  All intercompany loans are non-interest bearing and have no specified repayment date. The outstanding balances are as follows:

                                               1998                             1997
                                       ---------------------            -------------------

                                       Due From      Due To             Due From      Due To
                                       --------      ------             --------      ------

  (1)  The Kerry Group, Inc.           $100,224         -               $104,483         -

  (2)  American Classic Inc.            150,893         -                105,323         -

  (3)  Tri K Realty Inc.                   -        $100,000                -        $100,000

  (4)  Silver Crown Ice Cream Inc.         -         108,412                -         108,412
                                       --------     --------            --------     --------
                                       $251,117     $208,412            $209,806     $208,412
                                       ========     ========            ========     ========

  NOTE 3
  ------
  LOANS PAYABLE   BANK OF NEW YORK
  --------------------------------
  The company has a $100,000 line of credit with interest of 1% over existing prime. The bank has taken through a UCC filing collateral on all New Yorker Ice Cream Corp.'s receivables and fixed assets. There is no due date on the loan as the bank makes a business evaluation each year on the credit worthiness of the loan. Mr. Theodore Ketsoglou is a personal guarantor. The interest rate at 12/31/98 was 9%.

  NOTE 4
  ------
  LOANS PAYABLE   LONG TERM
  -------------------------
  The company owes $100,000 to Smaragda Tragellis (Mr. Ketsoglou's mother) with interest accruing at 6% per annum.

                                                                       PAGE (9)



NOTE 5
------
During 1998, Theodore Ketsoglou loaned the corporation $123,443. Mr. Ketsoglou has indicated that the loan will not be repaid until all other liabilities are satisfied. Accordingly, the loans have been classified at long-term.


NOTE 6
------
PROVISION FOR INCOME TAXES
--------------------------

No provision for income taxes were made due to carry over tax losses.

                     Schedule Of Federal Net Operating Loss
                     --------------------------------------
  Net Operating Loss 1/1/97                              ($159,042)
  Loss Used   1997                   $94,095
  Loss Used   1998                     4,737                98,832
                                                         ---------
  Carry Forward                                          $ (60,210)
                                                         =========

The value of the net operating loss carry forward at a federal tax rate of 34% would be $20,471.

NOTE 7
------
LEASES
------
The company has no lease at their current premises. The company occupies premises from a related corporation Tri-K Realty, Inc. As no fair market value rental has been arrived at, this would be considered a non-arm's-length transaction.

NOTE 8
------
LITIGATION
----------
There is one lawsuit that was brought against the company in 1997 and stopped in 1998. Corporate attorney and management indicate that there are currently no lawsuits against the company.

                                                                       PAGE (10)



  NOTE 9
  ------
  SALES BREAK AND CONCENTRATION
  -----------------------------
  The company has two sources of sales (1) routes and food service and (2) sub-distributors.

                                             1998                1997
                                             ----                ----
       1.  Routes and food service        $3,511,259          $3,267,188

       2.  Sub-distributors                2,634,159           3,231,242
                                          ----------          ----------
                                          $6,145,418          $6,498,430
                                          ==========          ==========

Sub-distributors are other distributors who buy products directly from New Yorker Ice Cream Corp. at a 7% - 10% up-charge (gross margin) for storage, rent and loading products onto sub-distributors' trucks. The two largest sub-distributors are (A) Bartolini Ice Cream Co., Inc. and (B) Jerry's Ice Cream Inc.

                                                  1998                1997
                                                  ----                ----
       A.  Bartolini Ice Cream Co., Inc.       $1,830,879          $1,997,244

       B.  Jerry's Ice Cream Inc.                 410,654             515,100

A. Bartolini Ice Cream Co., Inc. would be considered a high concentration customer given the percentage of sales. Bartolini Ice Cream Co., Inc. pays a 7% fee on all purchases from New Yorker Ice Cream Corp. Currently, management feels there is is no reason expect that Bartolini Ice Cream Co., Inc. will not continue its purchase from New Yorker Ice Cream Corp.

B. Jerry's Ice Cream Inc. As mentioned in footnote number 9, regarding sale of assets, Jerry's Ice Cream Inc. is also selling their assets to the same parties at that same time.

                                                                       PAGE (11)



  NOTE 10
  -------
  The company signed a contract on July 20, 1998 to sell all of its assets to Mike's Original Inc. for $2,045,000. The contract calls for the assets (not including inventory which will be purchased separately, cash and accounts receivable) to be paid for as follows:

       1.  Down payment (already paid)                                 $  35,000

       2.  At closing in cash                                            515,000

       3.  Due in 6 months with 8% interest                              150,000


       4.  Promissory Notes   to be paid by the issuance
            of shares of Mike's Original Inc. stock                      650,000

       5. Assumption of indebtedness of a liability to the estate of Joseph Ketsoglou to be paid:

            A.  At closing                               $200,000
            B.  Over 4 years with
                interest at 8%                            495,000
                                                         --------
                                                                         695,000
                                                                      ----------
                                                                      $2,045,000
                                                                      ==========

  The contract is subject to Mike's Original Inc. raising the necessary funds through a public offering and final approval by the SEC.

  Assuming that the sale of assets takes place, the company will cease to be a going concern entity.

  Report of Independent Accountant

  To The Stockholders of
  Jerry's Ice Cream, Inc.
  -----------------------

  I have audited the accompanying balance sheets of Jerry's Ice Cream, Inc., as of December 31, 1998 and December 31, 1997, and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

  I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jerry's Ice Cream, Inc., as of December 31, 1998 and December 31, 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    /s/ Sidney Neuhof
  ------------------------
        Sidney Neuhof
  Certified Public Accountant


  February 16, 1999

  JERRY'S ICE CREAM INC.                                                PAGE (2)
  BALANCE SHEETS
  AS AT:  DECEMBER 31, 1998 AND DECEMBER 31, 1997
  -----------------------------------------------

                                     ASSETS
                                     ------
                                         December 31, 1998 December 31, 1997
                                         ----------------- -----------------
CURRENT ASSETS
  Cash in banks                                 $   -       $  5,585
  Accounts receivable - net                        4,520       5,468
  Merchandise inventory                           10,761       4,177
  Other current assets                             1,500        --
                                                --------    --------

     Total current assets                         16,781      15,230


FIXED ASSETS
  Furniture and fixtures
     Net of accumulated depreciation              30,214      40,798
     of $67,218 for 1998
     and $50,147 for 1997

INTANGIBLE ASSETS - Goodwill
  Net of accumulated amortization                186,445     205,403
     of $74,257 for 1998
     and $55,299 for 1997                       --------    --------


TOTAL ASSETS                                    $233,440    $261,431
                                                ========    ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------
  CURRENT LIABILITIES
    Bank overdraft                              $  6,453    $   -
    Accounts payable and accrued expenses         28,593      23,825
    Notes payable -  Note 2                       31,716      31,716
                                                --------    --------
       Total current liabilities                  66,762      55,541

  OTHER LIABILITIES
    Loans payable   stockholder                   43,926      58,873
    Notes payable -  Note 2                       44,838      63,233
                                                --------    --------
                                                  88,764     122,106

  STOCKHOLDER'S EQUITY
  Capital stock   10 shares authorized,          138,890     138,890
       Issued and outstanding   no par value
    Deficit                                      (60,976)    (55,106)
                                                --------    --------
       Total stockholder's equity                 77,914      83,784

                                                $233,440    $261,431
                                                ========    ========

  The accompanying notes are an integral part of these financial statements.

  JERRY'S ICE CREAM, INC.                                               PAGE (3)
  STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
  FOR THE YEARS ENDED:  DECEMER 31, 1998 AND DECEMBER 31, 1997



                                             December 31, 1998     December 31, 1997
                                             -----------------     -----------------


NET SALES                                          $ 809,117          $ 807,310


COST OF GOODS SOLD                                   690,799            656,922
                                                   ---------          ---------
GROSS PROFIT                                         118,318            150,388

OPERATING EXPENSES                                   117,797            157,121
                                                   ---------          ---------
INCOME (LOSS) BEFORE
    OTHER EXPENSES                                       521             (6,733)


OTHER EXPENSES:
   Interest Expense                                    6,391              9,232
                                                   ---------          ---------
NET (LOSS)                                         $  (5,870)         $ (15,965)
                                                   =========          =========
RETAINED EARNINGS (DEFICIT)
   Beginning of year                               $ (55,106)         $ (39,141)

NET (LOSS)                                            (5,870)           (15,965)
                                                   ---------          ---------
RETAINED EARNINGS (DEFICIT)
   End of year                                     $ (60,976)         $ (55,106)
                                                   =========          =========


  The accompanying notes are an integral part of these financial statements.

  JERRY'S ICE CREAM INC.                                                PAGE (4)
  STATEMENTS OF CASH FLOWS
  FOR YEARS ENDED:  December 31, 1998 AND December 31, 1997

                                                      December 31, 1998 December 31, 1997
                                                      ----------------- -----------------
  CASH FLOWS FROM OPERATING ACTIVITIES:


   Net (Loss)                                                $ (5,870)  $(15,965)

   Adjustments to reconcile net income (loss) to net cash provided by operating activities

               Depreciation and Amortization                   36,031     33,649

               Decrease in accounts receivable                    948      3,032

          (Increase) in inventory                              (6,584)    (1,627)

          (Increase) Decrease in other current assets          (1,500)     8,052

          Increase in accounts payable and
              accrued expenses                                  4,768     11,316
                                                             --------    -------
   Net cash provided by operating activities                   27,793     38,457
                                                             --------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:

   Fixed Assets                                                (6,488)    (8,492)
                                                             --------    -------
   Net cash used in investing activities                       (6,488)    (8,492)
                                                             --------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:

    Loans - Shareholder                                       (14,947)   (12,481)

    Loans - Net                                               (18,396)    (7,485)
                                                             --------    -------
   Net cash (used in) financing activities                    (33,343)   (19,966)
                                                             --------    -------
NET (DECREASE) INCREASE IN CASH                               (12,038)     9,999

CASH AT BEGINNING OF YEAR                                       5,585     (4,414)
                                                             --------    -------
CASH AT END OF YEAR                                          $ (6,453)   $ 5,585
                                                             ========    =======


  The accompanying notes are an integral part of these financial statements.

                                                                        PAGE (5)



                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------


  NOTE 1
  ------
  HISTORY AND BUSINESS DESCRIPTION
  --------------------------------
  Jerry's Ice cream Inc., was incorporated under the laws of the state of New York on September 1, 1994. The company is owned 100% by Gerald Schneider.

  On January 20, 1995, Mr. Schneider through a stock redemption agreement sold all of his stock interest back to the Ennis Ice Cream Co., Inc., and received certain fixed and intangible assets in exchange. Mr. Schneider transferred his share (28.57%) of the assets and liabilities of Ennis Ice Cream to Jerry's Ice Cream, Inc., pursuant to a tax free exchange.

  The estate of Ron Ennis sold stock of Ennis Ice Cream, Inc., to three stockholders. The remaining stockholders after the stock redemption were Ron Kissel and Michael Chase (both non-related to Mr. Schneider). Mr. Schneider agreed not to sell certain accounts of Ennis Ice Cream, Inc., and Ennis Ice Cream, Inc., agreed not to sell accounts of Gerald Schneider or Jerry's Ice Cream, Inc.

  USE OF ESTIMATES
  ---------------
  The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes.

  CASH AND CASH EQUIVALENTS
  -------------------------
  All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

  INVENTORIES
  -----------
  Inventories are valued at the lower of cost or market, cost being determined using the first in, first out (FIFO) method. All inventory are prepackaged merchandise available for sale.

                                                                        PAGE (6)

  ------------------
  PROPERTY, RENTAL EQUIPMENT, AND DEPRECIATION
  --------------------------------------------
  Properties and rental equipment are carried at cost and are depreciated over the estimated lives of such assets using the straight-line method.

             Properties, Rental Equipment And Depreciation Schedule
             ------------------------------------------------------
                                            1998                    1997
                                   ---------------------     ----------------------

                                   Asset    Accumulated      Asset     Accumulated
                                   Value    Depreciation     Value     Depreciation
                                   -----    ------------     -----     ------------

Computers                         $ 5,144      $ 2,381      $ 4,644      $ 1,328
Auto and Truck                     15,190       14,539       15,190       13,939
Freezer Cabinets                   76,261       49,963       70,274       34,712
Furniture Fixtures                    837          335          837          168
                                  -------      -------      -------      -------
                                  $97,432      $67,218      $90,945      $50,147
                                  =======      =======      =======      =======

  NOTE 2
  ------

                                                 1998                  1997
                                        --------------------- --------------------
                                        Short Term  Long Term Short Term Long Term


1) Note Payable - Schneider
   Management - Long term
   Note 7% interest                           --     $15,000      --     $15,000

2) Note Payable - Estate of
   Ron Ennis
   Self Amortizing Loan
   Interest Rate 10%                       $31,716    29,838   $31,716    48,233
                                           -------   -------   -------   -------
                                           $31,716   $44,838   $31,176   $63,233
                                           =======   =======   =======   =======


                                                                        PAGE (7)

  -----------------
  1) Schneider Management is a corporation owned by Gerald Schneider's brother. Gerald Schneider has no interest in Schneider Management. The loan is unsecured and Mr. Gerald Schneider is a personal guarantor. The loan was made on December 17, 1997 and repayment date is January 1, 1999 with interest at 7% per annum. There is no prepayment penalty.

  2) Notes Payable Estate of Ron Ennis Represent portion of loan that Mr. Gerald Schneider and two other original stockholders of Ennis Ice Cream, Inc., Agreed to, upon purchasing Ennis Ice Cream, Inc. Jerry's Ice Cream, Inc., assumed 28.57% of the loan in which the monthly payments are $2,643.00. Mr. Gerald Schneider is a personal guarantor on this obligation.

  NOTE 3
  ------
  AMORTIZATION OF INTANGIBLE ASSETS
  ---------------------------------
  The company is amortizing route values (goodwill) acquired as part of a stock redemption (see Note 1) of $248,057.00 over 15 years.

  NOTE 4
  ------
  PROVISION FOR INCOME TAXES
  --------------------------
  Provision for income taxes Jerry's Ice Cream Inc., has elected to be taxed under the provision of Subchapter S of the Internal Revenue Code and New York State tax laws. Accordingly, there is only a provision for minimum taxes of $625 which is included in operating expenses.

  NOTE 5
  ------
  LEASES
  ------
  The company has no leases.

  NOTE 6
  -------
  LITIGATION
  ----------
  Management and Counsel has indicated that as of report date there are no lawsuits pending.

                                                                        PAGE (8)

  NOTE 7
  ------
  SALE OF CORPORATE ASSETS
  ------------------------
  The company signed a contract on July 20, 1998 to sell all of its assets to Mike's Original Inc., for $490,000. The contract calls for an asset sale (not including inventory which will be purchased separately, cash and accounts receivable) to be paid for as follows:

       1.  Down payment (already paid)                   $  15,000

       2.  At closing in cash                              255,000

       3.  Due in 6 months with 8 % interest                50,000

       4.  Promissory  Notes to be paid by the
           issuance  of  shares  of Mike's
           Original Inc. stock                             170,000
                                                          --------
                                                          $490,000
                                                          ========

  The contract is subject to the raising of funds by Mike's Original Inc., through a public offering and approval by the SEC.

  Assuming that the sale of assets takes place, the company will cease to be a going concern entity.





      `                               F - 47

================================================================================
No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, must not be relied upon as having been authorized by New Yorker, the Selling Stockholders or the Underwriter. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the securities by any person in any jurisdiction where such offer or solicitation is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this prospectus shall not, under any circumstances create any implication that there has been no change in the affairs of New Yorker since the date hereof.
                        ---------------
                       TABLE OF CONTENTS
                                                           Page
                                                           ----
Prospectus Summary . . . . . . . .                           1
Risk Factors . . . . . . . . . . .                           4
Use of Proceeds. . . . . . . . . .                           6
Dilution . . . . . . . . . . . . .                           7
Capitalization . . . . . . . . . .                           8
Price Range of Common Stock. . . .                           9
Dividend Policy. . . . . . . . . .                           9
Selected Financial Data. . . . . .                          10
Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations  . . . . . . . . . . .                          11
Business . . . . . . . . . . . . .                          13
Management . . . . . . . . . . . .                          18
Principal Stockholders . . . . . .                          24
Certain Transactions . . . . . . .                          25
Selling Stockholders . . . . . . .                          27
Description of Securities. . . . .                          28
Shares Eligible for Future Sale. .                          31
Underwriting . . . . . . . . . . .                          31
Legal Matters. . . . . . . . . . .                          36
Experts. . . . . . . . . . . . . .                          36
Where to Find Additional Information                        36
Index to Financial Statements. . .                         F-1
Independent Auditor's Report . . .
Independent Auditor's Report . . .                        F-23
================================================================================







                                1,012,000 Shares



                           NEW YORKER MARKETING CORP.





                                 ---------------

                                   PROSPECTUS
                                    --------



                           FAIRCHILD FINANCIAL GROUP, INC.

                           MILLENNIUM SECURITIES CORP.


                                     , 1999



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Offices

   See "Management -- Personal Liability and Indemnification of Directors".

Item 25.  Other Expenses of Issuance and Distribution

   The estimated expenses of the distribution, all of which are to be borne by New Yorker, are as follows:

SEC Registration Fee. . . . . . . . . . . . . . . . .               $882
NASD Filing Fee . . . . . . . . . . . . . . . . . . .              7,500
Blue Sky Fees and Expenses. . . . . . . . . . . . . .             15,000
Transfer Agent Fees . . . . . . . . . . . . . . . . .              2,500
Accounting Fees and Expenses. . . . . . . . . . . . .             25,000
Legal Fees and Expenses . . . . . . . . . . . . . . .            135,000
Printing and Engraving. . . . . . . . . . . . . . . .             40,000
Miscellaneous . . . . . . . . . . . . . . . . . . . .             19,118
                                                                --------
   Total. . . . . . . . . . . . . . . . . . . . . . .           $245,000
                                                                ========

Item 26.  Recent Sales of Unregistered Securities

     All references hereunder take into effect a proposed .20 for 1 reverse stock split of Registrant's outstanding common stock which has been approved by New Yorker's stockholders and will take effect on the day following the effective date of this Registration Statement.

     1. In May 1994, New Yorker issued an aggregate of 226,666 shares of common stock to its two founding stockholders. This was a transaction by the issuer not involving any public offering which was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

     2. From November 1994 to May 1995, New Yorker issued an aggregate of approximately 36,133 shares of common stock to 206 purchasers in consideration for the aggregate sum of $612,881. These transactions by New Yorker did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 3(b) thereof and Rule 504 of Regulation D promulgated pursuant thereto.

     3. In April 1995, New Yorker issued 1,025 shares of its common stock to a consultant in consideration of his efforts in assisting in various matters for New Yorker during the fiscal year ended March 31, 1994 and 1995. This transaction by New Yorker did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The consultant was a sophisticated investor with full access to corporate and financial information.

     4. In September 1995, New Yorker issued 1,435 shares of its common stock to two individuals for services rendered on behalf of New Yorker during the nine month period ending December 31, 1995.
 These transactions by New Yorker did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof. The two individuals were employees of New Yorker, with full access to corporate and financial information.

     5. In February 1996, New Yorker issued $325,000 principal amount of 12% convertible notes payable in August 1996 to four purchasers thereof. These transactions by New Yorker did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchasers were accredited investors.

     6. In October 1996, New Yorker issued 3,846 shares of common stock to two consultants as payment for services rendered during the year ended December 31, 1996. These transactions by New Yorker did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The two individuals were sophisticated investors, with full access to corporate and financial information.

     7. In May 1996, New Yorker issued two 10% notes each in the amount of $50,000 to two purchasers. These transactions by New Yorker did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The two purchasers were accredited investors.

     8. In May 1996, New Yorker issued 4,000 shares of common stock to two persons for services rendered. These transactions by New Yorker did not involve any public offering and were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The two persons were accredited investors.

     9. In June through September 1996, New Yorker sold $1,537,500 principal amount of Second Private Placement Units, each Second Private Placement Unit consisting of one $2,500 principal amount of 12% promissory notes and 1,500 shares of common stock, to 36 persons, all of whom are deemed accredited pursuant to Rule 501 of Regulation D, including the exchange of the notes referred to in paragraph 3, in private transactions by the issuer not involving any public offering which were exempt from registration requirements under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated pursuant thereto.

     10. In December 1996, New Yorker issued an 8% convertible promissory note in the amount of $225,000 to one purchaser, which was convertible into 40,000 shares of common stock in April 1997. This transaction by New Yorker did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was an accredited investor.

     11. In January 1997, New Yorker issued an 8% convertible promissory note in the amount of $100,000 to one purchaser, which was convertible into 15,686 shares of common stock in April 1997. This transaction by New Yorker did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was an accredited investor.

     12. In March 1997, New Yorker issued 7,000 shares of common stock to its East coast product manufacturer pursuant to the terms of a credit agreement by and among New Yorker, the product manufacturer and Michael Rosen. This transaction by New Yorker did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was a sophisticated investor with full access to corporate and financial information.

     13. In March 1997, New Yorker issued a 10% promissory note in the amount of $50,000 together with 400 shares of common stock, to one purchaser. In April 1997, this person exchanged $25,000 of such note into 2,500 shares of common stock. This transaction by New Yorker did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was an accredited investor.

     14. In April 1997, New Yorker issued 30,000 shares of common stock in payment of obligations under a consulting agreement. This transaction by New Yorker did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The purchaser was an accredited investor.

     15. In February 1998, New Yorker issued 6,000 shares of common stock to one of its marketing consultants in exchange for services to be performed during 1998. This transaction by New Yorker did not involve any pubic offering and was exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof. The purchaser was a sophisticated investor with full access to corporate and financial information.

     16. From July through November 11, 1998, New Yorker sold $390,000 principal amount of Private Placement Units, each Private Placement Unit consisting of one $50,000 principal amount of 12% promissory note and 40,000 shares of common stock, to 10 persons, all of whom are deemed accredited pursuant to Rule 501 of Regulation D, including the exchange of the notes referred to in paragraph 3, in private transactions by the issuer not involving any public offering which were exempt from registration requirements under the Securities Act pursuant to
Section 4(2) thereof and Rule 506 of Regulation D promulgated pursuant thereto.

     17. In August 1998, New Yorker issued 19,500 shares of common stock to one of its financial consultants in exchange for services performed through July, 1998. This transaction by New Yorker did not involve any pubic offering and was exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof. The consultant was an accredited investor.

     18. In October 1998, New Yorker issued 17,000 shares of common stock to each of its two outside directors. This transaction by New Yorker did not involve any pubic offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof. The directors were accredited investors.

Item 27.  Exhibits.

1.1       Form of Underwriting Agreement .**
1.2       Form of Agreement Among Underwriters.**
3.1       Restated Certificate of Incorporation of the Registrant (*).
3.2       By-laws of the Registrant (*).

5.1 Form of Opinion of Blau, Kramer, Wactlar & Lieberman, P. C. regarding the legality of the securities being registered.**
10.1      1995 Long Term Incentive Plan (*).
10.2      1996 Non-Qualified Stock Option Plan (*).
10.3 Employment Agreement dated June 1, 1995 between the Registrant and Michael Rosen, as amended (*).
10.4 Consulting Agreement dated November 1, 1996 between the Registrant and Alma Management Corp. (*)
10.5      Form of Second Private Placement Note (*).
10.6      Form of Second Private Placement Unit Subscription Agreement (*).
10.7 Form of Indemnification Agreement between the Registrant and its officers and directors (*).
10.8 Credit Agreement dated April 10, 1996, as amended, between the Registrant and The Penn Traffic Company (*).
10.9 Manufacturing, Delivery & Pricing Agreement dated as of September 11, 1996 between the Registrant and Fieldbrook Farms (*).
10.10     Credit Agreement with Fieldbrook Farms dated March 20, 1997 (*).
10.11 Modification Agreement with The Penn Traffic Company dated April 15, 1997 (*).
10.12 Asset Purchase Agreement among New Yorker Ice Cream Corp., Kerry Group Ltd., Ted Ketsoglou and the Registrant dated as of July 20, 1998.**
10.13 Asset Purchase Agreement between Jerry's Ice Cream, Inc. and the Registrant dated as of July 20, 1998.**
10.14     Proposed Employment Agreement with Ted Ketsoglou.**
10.15     Proposed Employment Agreement with Gerald Schneider.**
10.16 Test Market License Agreement for Veryfine Frozen Juice Bar dated April 1, 1998.**
10.17     Consulting Agreement between Registrant and Arthur G. Rosenberg.**
10.18 Form of Promissory Note dated July 20, 1998 between Registrant and New Yorker Ice Cream Corp.**
10.19 Form of Promissory Note dated July 20, 1998 between Registrant and Jerry's Ice Cream Co., Inc.**
10.20 Security Agreement dated as of July 20, 1998 between Registrant and New Yorker Ice Cream Corp.**
10.21 Security Agreement dated as of July 20, 1998 between Registrant and Jerry's Ice Cream Co., Inc.**
10.22 Settlement and General Release dated May 15, 1988 among Michael Rosen, Rachelle Rosen, Elizabeth Pilossoph, Martin Pilossoph and Registrant.**
21        Subsidiaries of Registrant.

                 Name                         State of Incorporation
                 ----                         ----------------------
          New York Frozen Desserts, Inc.            New York
          Natco Brands, Inc.                        New York


23.1      Consent of Blau,  Kramer,  Wactlar &  Lieberman,  P. C.  (included  in
          Exhibit 5.1).**
23.2      Consent of Lazar, Levine & Felix.**
23.3      Consent of Sidney Neuhof.**
23.4      Consent of Ted Ketsoglou.**
23.5      Consent of Gerald Schneider.**
25.1      Powers of Attorney.**
27        Financial Data Schedule**
-------

(*) Incorporated by reference to registration statement on Form SB-2 (No. 333-21575) filed July 23, 1997.
(**) Previously filed.

Item 28.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
     (iii)Include any additional or changed material information on the plan of distribution.
(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Registrant further undertakes that it will:

(1)  For   determining  any  liability  under  the  Securities  Act,  treat  the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES



  In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized Amendment No. 4 to this registration statement to be signed on its behalf by the undersigned, in Jericho, New York on the 14th day of April, 1999.



                               NEW YORKER MARKETING CORP.


                               By:  /s/ Arthur G. Rosenberg
                                    -------------------------------------
                                      Arthur G. Rosenberg
                                      President  (Chief Executive Officer)



     In accordance with the requirements of the Securities Act, Amendment No. 4 to this registration statement was signed by the following persons in the capacities indicated on April 14, 1999.



          Signatures                             Title
          ----------                             -----

/s/ Arthur G. Rosenberg            President, Chief Executive Officer,
    Arthur G. Rosenberg            Chief Financial Officer, Director


            *                      Director
     Frederic D. Heller


            *                      Director
     Myron Levy

------
*By Arthur G. Rosenberg, Attorney-in-fact